AMENDMENT NO. 2
to the
POWER PURCHASE CONTRACT
Between
SOUTHERN CALIFORNIA EDISON COMPANY
and
ORMESA GEOTHERMAL
RAP ID 3010

This Amendment No. 2 (‘‘Amendment’’) to the above-referenced Power Purchase Contract is entered into by ORMESA LLC, a Delaware limited liability company (‘‘Seller’’) and ORMAT TECHNOLOGIES, INC., a Delaware corporation (‘‘Ormat’’), on the one hand, and SOUTHERN CALIFORNIA EDISON COMPANY, a California corporation (‘‘Edison’’), on the other hand. Seller, Ormat and Edison are sometimes referred to in this Amendment individually as a ‘‘Party’’ and jointly as the ‘‘Parties.’’

RECITALS

This Amendment is entered into with reference to the following facts, among others:

A.	On July 18, 1984, Edison and Republic Geothermal, Inc. (‘‘Republic’’) executed the Power Purchase Contract (‘‘Contract’’), whereby Edison agreed to purchase energy and capacity from a geothermal power plant (‘‘3010 Project’’) located in East Mesa, Imperial County, California. Edison identifies the 3010 Project as RAP ID 3010. The ‘‘Contract’’ is henceforth deemed to mean the Contract as amended, supplemented, or otherwise modified from time to time.

B.	On November 6, 1984, Republic assigned all of its rights to and interests in the Contract to Ormat Systems, Inc. Edison consented to the assignment on December 19, 1984.

C.	On February 27, 1985, Ormat Systems, Inc. assigned all of its rights to and interests in the Contract to Ormesa Geothermal. Edison consented to the assignment on July 22, 1985.

D.	On December 23, 1988, Edison and Ormesa Geothermal entered into Amendment No. 1 to the Contract (‘‘Amendment No. 1’’), which increased the Contract Capacity, limited energy deliveries under the Contract and limited the Contract Capacity eligible for a Capacity Bonus Payment.

E.	On June 19, 2001, Edison and Ormesa Geothermal entered into the Agreement Addressing Renewable Energy Pricing and Payment Issues (‘‘Renewable Agreement’’).

F.	On November 30, 2001, Edison and Ormesa Geothermal entered into Amendment No. 1 to the Renewable Agreement.

G.	In a filing before the Federal Energy Regulatory Commission (‘‘FERC’’) dated December 30, 2002, Seller represented that it is the successor to Ormesa Geothermal, following a merger between Seller and a number of its subsidiaries.

H.	In a second filing before FERC, also dated December 30, 2002, Seller represented that it is also the successor to Ormesa Geothermal II, the seller under a separate power purchase contract between Ormat Systems, Inc. and Edison dated June 13, 1984 (‘‘3012 Contract’’), that provides for the sale to Edison of electrical power generated by a separate geothermal plant (‘‘3012 Project’’), which is also located in East Mesa, Imperial County, California. Edison identifies the 3012 Project as RAP ID 3012.

I.	In 2002, Edison and Seller entered into negotiations to discuss the consolidation of the 3010 and 3012 Projects and the termination of the 3012 Contract.

J.	On or about November 22, 2002 and April 28, 2003, and subsequently on June 21, 2005, Edison and Seller entered into confidentiality agreements protecting their negotiations from public disclosure.

K.	On or about May 1, 2003, Edison and Seller reached an agreement, subject to California Public Utilities Commission (‘‘CPUC’’ or ‘‘Commission’’) approval, regarding the consolidation of the 3010 and 3012 Projects and the termination of the 3012 Contract. Edison withdrew its support for the consolidation and termination based upon concerns that the 3010 and 3012 Projects were interconnected with another Qualifying Facility (‘‘QF’’), Geo East Mesa (‘‘GEM’’), which had previously sold its output to Edison under a QF contract that was terminated pursuant to a Commission-approved buyout agreement. Edison alleged that, in view of the interconnection, the consolidation might improperly facilitate sales of GEM-produced power to Edison under the terms of the consolidated QF amendment. Although the Commission initially approved Edison’s and Seller’s agreement regarding the consolidation and termination on October 16, 2003 in Resolution E-3848, on January 22, 2004, the Commission granted Edison’s application for rehearing and vacated Resolution E-3848. Accordingly, the 3010 and 3012 Projects remained separate projects, subject to separate contracts.

L.	Edison contends that, since approximately June 2003, the 3010 and 3012 Projects have been interconnected with GEM generating units that are not part of the 3010 and 3012 Projects, and that the 3010 and 3012 Projects improperly sold power generated by the GEM generating units to Edison pursuant to the Contract and the 3012 Contract resulting in overpayments by Edison to Seller. Seller disputes Edison’s contentions. This dispute shall henceforth be known as the ‘‘Dispute.’’

M.	Edison protested a recertification filed by the 3012 Project with FERC disputing the project capacity amount designated by the 3012 Project. After FERC rejected Edison’s protest in part, Edison appealed to the United States Court of Appeals for the District of Columbia Circuit. The Court of Appeals affirmed FERC’s ruling and subsequently denied Edison’s petition for rehearing. This dispute shall henceforth be known as the ‘‘FERC Dispute.’’

N.	On or about November 6, 2005, Edison and Seller entered into an Interim Agreement (‘‘Interim Agreement’’), effective as of October 1, 2005 and attached hereto as Appendix A, whereby Edison agreed, without prejudicing either Edison’s or Seller’s position in respect of the Dispute, to permit Seller to supply electrical energy deliveries from GEM under the Contract on an interim basis. In the Interim Agreement, the sole payment to be made by Edison to Seller for GEM power is an energy-only price of 5.37 cents/kWh, which is time-differentiated by time-of-delivery period in the manner utilized for energy payments under the Contract. The Interim Agreement, which may be terminated by either Edison or Seller after May 1, 2007, was intended to bridge the interim time period until a final agreement regarding the Dispute and the FERC Dispute could be negotiated and executed by Edison and Seller.

O.	On or about May 10, 2006, Edison and Seller entered into Agreement No. 2 Addressing Renewable Energy Pricing Issues for the 3010 and 3012 Projects. Those agreements provide for a new fixed energy price starting at 6.15 cents/kWh on May 1, 2007. The agreements are silent about GEM power.

P.	Pursuant to the Contract and the 3012 Contract, the capacity payment allowance for scheduled maintenance for the 3010 and 3012 Projects may not exceed 840 hours in any twelve month period. On or about March 2006, the 3010 Project used up its allotment of maintenance hours. On July 28, 2006, Seller sent an e-mail to Edison stating that it had made a data entry error and requested an adjustment in maintenance hours credit for the 3010 Project for November 2005 through May 2006 such that the maintenance hours scheduled by Seller for the 3010 Project during that time period be applied solely to mid-peak hours. On January 9, 2007, Edison sent Seller a letter denying Seller’s request. This dispute shall henceforth be known as the ‘‘Maintenance Hours Dispute.’’

Q.	Edison and Seller have now reached a final agreement on the consolidation of the 3010 and 3012 Projects and the delivery of power from GEM to Edison which provides, among other things, for (i) the potential for Seller to deliver GEM power to Edison from a combined project consisting of the 3010 and 3012 Projects and GEM, (ii) an increase in the amount of electricity to be sold to Edison from the combined project of up to 6.5 MW more than the previous amounts that were covered by the Contract and the 3012 Contract, which incremental amount will receive an energy only price as specified below, (iii) the termination of the 3012 Contract and the Interim Agreement, and (iv) the settlement of the Dispute, the FERC Dispute and the Maintenance Hours Dispute. Accordingly, Edison and Seller agree to amend the Contract as set forth herein.

R.	Concurrently with this Agreement, Edison and Seller are executing: (i) a Contract Termination Agreement that terminates the 3012 Contract (‘‘Termination Agreement’’); and (ii) a Settlement Agreement that settles the Dispute, the FERC Dispute and the Maintenance Hours Dispute between the Parties (‘‘Settlement Agreement’’).

S.	In addition, Edison has agreed that this Amendment, the Termination Agreement and the Settlement Agreement will take effect without Commission approval in exchange for Seller’s and Ormat’s agreement to, jointly and severally, indemnify Edison for certain amounts if Edison fails to obtain Commission approval for its cost recovery related to the Amendment, the Termination Agreement and the Settlement Agreement. Accordingly, Seller and Ormat have agreed to, jointly and severally, indemnify Edison as provided in Section 2.8, below.

T.	The rights and obligations of Seller under this Amendment, the Termination Agreement and the Settlement Agreement will confer benefits upon Ormat as Seller’s indirect parent corporation, and therefore, Ormat is willing to provide the indemnification set forth in Section 2.8, below.

AGREEMENT

1.	In consideration of the mutual promises and covenants and agreements hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, as of the Effective Date (defined in Section 2.1, below), Edison and Seller agree to amend the Contract as follows:

1.1	The new RAP ID number for the amended and consolidated Contract shall be RAP ID No. 3104.

1.2	Sections 1.2a. and 1.2b. shall be deleted in their entirety and replaced as follows:

‘‘a.    Nameplate Rating:    63,000 kW including generating units at Ormesa I (3010 Project), Ormesa II (3012 Project), and Geo East Mesa Project.

b.    Location:    East Mesa, Imperial County, California, as shown in the map attached hereto as Appendix D.’’

1.3	Section 1.3 shall be deleted in its entirety and replaced as follows:

‘‘1.3    Contract Capacity:    53,000 kW with the following exceptions (for the purpose of ensuring that 6.5 MW of power to be supplied by the Generating Facility will be paid a capacity price of $0/kW-year).

As expressly provided in Section 4.4.8, at Edison’s request, Seller shall make all reasonable efforts to deliver power at an average rate of delivery at least equal to a Contract Capacity of 46,500 kW during periods of Emergency.

As expressly provided in Section 4.4.9 and Appendix F, the Annual Contract Capacity Demonstration Protocol and Criteria requires Seller to demonstrate the ability to provide a Contract Capacity of 46,500 kW.

The Firm Capacity Purchase calculation, as found in Section 8.1.2.1, is based on a Contract Capacity (designated as C in the formula) of 46,500 kW. For the avoidance of doubt, the Period Performance Factor (designated as D in the same formula) is calculated based on the Contract Capacity of 53,000 kW.

The Capacity Bonus Payment calculation, as found in Section 8.1.2.4c, is based on a Contract Capacity (designated as D in the formula) of 42,000 kW. For the avoidance of doubt, the On-Peak Capacity Factor (as found in A in the same formula) is calculated based on the Contract Capacity of 53,000 kW.’’

1.4	Section 1.4 shall be deleted in its entirety and replaced as follows:

‘‘1.4    Expected annual production:    485,000,000 kWh.’’

1.5	Section 1.6 shall be deleted in its entirety and replaced as follows:

‘‘1.6    Contract Term:    Period in years from October 9, 1987 until November 30, 2017.’’

1.6	Section 1.8 shall be deleted in its entirety and replaced as follows:

‘‘Seller shall be deemed to have selected Capacity Payment Option B – Firm Capacity, as found at Section 8.1.2.

The Contract Capacity Price for purposes of calculating the capacity payment to be made to Seller pursuant to Section 8.1 shall be $174.52/kW-yr (Firm Capacity).’’

1.7	Section 2.1 shall be deleted and replaced as follows:

‘‘2.1    3010 Project Adjusted Capacity Price:    The $/kW-yr capacity purchase price calculated using the Capacity Payment Schedule attached hereto as Appendix H. For the purposes of calculating the 3010 Project Adjusted Capacity Price using the Capacity Payment Schedule attached hereto as Appendix H, the Year of Initial Delivery shall be 1987 and the Contract Term shall be the time period in years beginning on October 9, 1987 and ending on the date of a reduction or deration pursuant to Section 8.1.2.5b.’’

1.8	Section 2.2 shall be deleted and replaced as follows:

‘‘2.2    3012 Project Adjusted Capacity Price:    The $/kW-yr capacity purchase price calculated using the Capacity Payment Schedule attached hereto as Appendix H. For the purposes of calculating the 3012 Project Adjusted Capacity Price using the Capacity Payment Schedule attached hereto as Appendix H, the Year of Initial Delivery shall be 1988 and the Contract Term shall be the time period in years beginning on March 3, 1988 and ending on the date of a reduction or deration pursuant to Section 8.1.2.5b.’’

1.9	Section 2.9 shall be deleted and replaced as follows:

‘‘2.9    Contract Capacity Price:    The Contract Capacity Price of $174.52/kW-yr, as specified in Section 1.8.’’

1.10	Section 2.10 shall be amended by adding the following at the end thereof:

‘‘, as specified in Section 1.6.’’

1.11	Section 2.11 shall be deleted in its entirety.

1.12	Section 2.19 shall be deleted and replaced as follows:

‘‘2.19    Generating Facility:    All of Seller’s generators, together with all protective and other associated equipment and improvements, necessary to produce electrical power at Ormesa I (3010 Project), Ormesa II (3012 Project) and the Geo East Mesa Project, excluding associated land, land rights, and interests in land. The Generating Facility shall be identified by Edison as RAP ID 3104.’’

1.13	Section 2.22 shall be amended by adding the following at the end thereof:

‘‘The Interconnecting Utility for this Contract is Imperial Irrigation District (‘‘IID’’). The Seller will deliver to IID at the Highline substation.’’

1.14	Section 2.28 shall be amended by adding the following at the end thereof:

‘‘The Point of Interconnection for this Contract is Mirage substation.’’

1.15	The following definitions shall be added to Section 2:

‘‘2.40    Agreement Addressing Renewable Energy Pricing and Payment Issues:    The June 19, 2001 Agreements Addressing Renewable Energy Pricing and Payment Issues for the 3010 and 3012 Projects, as amended.

2.41    Agreement No. 2 Addressing Renewable Energy Pricing Issues:    The May 10, 2006 Agreements No. 2 Addressing Renewable Energy Pricing Issues for the 3010 and 3012 Projects.

2.42    Amendment No. 2:    Amendment No. 2 to the Contract, which was executed to consolidate the 3010 and 3012 Projects under the Contract, and to provide for Edison accepting energy deliveries from the Geo East Mesa Project under the Contract.

2.43    Capacity Attributes:    Any and all current or future defined characteristics, certificates, tags, credits, ancillary service attributes, or accounting constructs, howsoever entitled, including any accounting construct counted toward any resource adequacy requirements, attributed to or associated with any unit of generating capacity of the Generating Facility during the term of the Contract.

2.44    Effective Date of Amendment No. 2:    March 1, 2007.

2.45    Green Attributes:    Any and all credits, benefits, emissions reductions, offsets, and allowances, howsoever entitled, attributable to the generation from the Generating Facility, and its displacement of conventional energy generation. Green Attributes include but are not limited to: (i) any avoided emissions of pollutants to the air, soil or water such as sulfur oxides (SOx), nitrogen oxides (NOx), carbon monoxide (CO) and other pollutants; (ii) any avoided emissions of carbon dioxide (CO2), methane (CH4), nitrous oxide, hydrofluorocarbons, perfluorocarbons, sulfur hexafluoride and other greenhouse gases (GHGs) that have been determined by the United Nations Intergovernmental Panel on Climate Change, or otherwise by law, to contribute to the actual or potential threat of altering the Earth’s climate by trapping heat in the atmosphere; (iii) the reporting rights to these avoided emissions, such as Green Tag Reporting Rights; and (iv) Renewable Energy Credits. Green Tag Reporting Rights are the right of a Green Tag Purchaser to report the ownership of accumulated Green Tags in compliance with federal or state law, if applicable, and to a federal or state agency or any other party at the Green Tag Purchaser’s discretion, and include without limitation those Green Tag Reporting Rights accruing under Section 1605(b) of The Energy Policy Act of 1992 and any present or future federal, state, or local law, regulation or bill, and international or foreign emissions trading program. Green Tags are accumulated on a MWh basis and one Green Tag represents the Green Attributes associated with one (1) MWh of energy.

Green Attributes do not include: (i) any energy, capacity, reliability or other power attributes from the Generating Facility; (ii) production tax credits associated with the construction or operation of the Generating Facility and other financial incentives in the form of credits, reductions, or allowances associated with the Generating Facility that are applicable to a state or federal income taxation obligation; (iii) fuel-related subsidies or ‘‘tipping fees’’ that may be paid to Seller to accept certain fuels, or local subsidies received by the Seller for the destruction of particular pre-existing pollutants or the promotion of local environmental benefits; or (iv) emission reduction credits encumbered or used by the Generating Facility for compliance with local, state, or federal operating and/or air quality permits.

2.46    Geo East Mesa or GEM Project:    The Geo East Mesa or GEM project includes the GEM 2 & 3 power plants, which are double flash facilities that each utilize: (i) one dual-admission condensing steam turbine and directly coupled generator; (ii) steam separation vessels; (iii) a cooling tower; and (iv) the balance of power plant equipment. The Geo East Mesa or GEM project also includes an 8 MW GEM bottoming geothermal power plant to be installed at or near the location of the other GEM units.

2.47    Governmental Authority:    (i) Any federal, state, local, municipal or other government; (ii) any governmental, regulatory or administrative agency, commission, or other authority lawfully exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or (iii) any court or government tribunal.

2.48    Nameplate Rating:    The gross generating capacity of the Generating Facility less Site Use. For purposes of this Contract, Nameplate Rating is that rating specified in Section 1.2a.

2.49    Ormesa I or 3010 Project:    The geothermal project originally identifed by Edison as QFID 3010 in the Contract.

2.50    Ormesa II or 3012 Project:    The geothermal project originally identified by Edison as QFID 3012 in a June 13, 1984 Power Purchase Contract between Edison and Ormat Systems, Inc.

2.51    Renewable Energy Credit:    ‘‘Renewable energy credit’’ as that term is defined in Public Utilities Code Section 399.12(g), as may be amended from time-to-time or as further defined or supplemented by applicable law.

2.52    Resource Adequacy Benefits:    The rights and privileges attached to the Generating Facility that satisfy any entity’s resource adequacy obligations, as those obligations are set forth in any Resource Adequacy Rulings and shall include any local, zonal or otherwise locational capacity attributes associated with the Generating Facility.

2.53    Resource Adequacy Rulings:    Commission Decisions 04-01-050, 04-10-035, 05-10-042, 06-06-024, 06-07-031 and any subsequent Commission ruling or decision relating to resource adequacy, or any other resource adequacy laws, rules or regulations enacted, adopted or promulgated by any applicable Governmental Authority, as such decisions, rulings, laws, rules or regulations may be amended or modified from time-to-time during the term of the Contract.

2.54    RPS Legislation:    The State of California Renewables Portfolio Standard Program, as codified at California Public Utilities Code Section 399.11 et seq., or any successor to this legislation.

2.55    Site Use:    Energy used to operate the Generating Facility’s auxiliary equipment. The auxiliary equipment includes, but is not limited to, forced and induced draft fans, cooling towers, boiler feed pumps, lubricating oil systems, plant lighting, fuel handling systems (including production pumps), injection pumps, control systems, and sump pumps.’’

1.16	The first sentence of Section 4.4.8 shall be deleted and replaced as follows:

‘‘At Edison’s request, Seller shall make all reasonable efforts to deliver power at an average rate of delivery at least equal to a Contract Capacity of 46,500 kW during periods of Emergency.’’

1.17	Section 4.4.9 shall be deleted and replaced as follows:

‘‘At least once per year at Edison’s request, Seller shall demonstrate the ability to provide a Contract Capacity of 46,500 kW pursuant to the Annual Contract Capacity Demonstration Protocol and Criteria attached hereto as Appendix F. If Seller fails to demonstrate the ability to provide a Contract Capacity of 46,500 kW pursuant to Appendix F, the Parties acknowledge that the damages sustained by Edison would be difficult or impossible to determine, or that obtaining an adequate remedy would be unreasonably time consuming or expensive, and therefore agree that Seller shall pay Edison liquidated damages as provided in Appendix F. The Parties agree that the liquidated damages as provided in Appendix F constitute a reasonable approximation of the harm or loss to Edison.’’

1.18	New Sections 4.4.14, 4.4.15, and 4.4.16 shall be added following Section 4.4.13 as follows:

‘‘4.4.14    Seller represents and warrants that Seller has not and will not convey to any person or entity other than Edison any Green Attributes, Capacity Attributes or Resource Adequacy Benefits associated with the output from the Generating Facility throughout the term of the Contract.

Seller shall use commercially reasonable efforts (which shall not involve Seller incurring out-of-pocket costs in excess of $10,000 per year) to ensure (or to support Edison’s efforts to ensure) that, throughout the term of the Contract: (i) the Generating Facility is certified by the California Energy Commission (‘‘CEC’’) as an Eligible Renewable Energy Resource (‘‘ERR’’) for purposes of the RPS Legislation; and (ii) all electrical output delivered to Edison from the Generating Facility is certified by the CEC as an ERR for purposes of the RPS Legislation.

4.4.15    Seller shall dedicate and convey any and all Green Attributes, Capacity Attributes and Resource Adequacy Benefits generated or produced by Seller during the term of the Contract to Edison, and Edison shall be given sole title to all such Green Attributes, Capacity Attributes and Resource Adequacy Benefits.

In addition, Seller shall, at its own cost, take all actions that are commercially reasonable (which shall not involve Seller incurring out-of-pocket costs in excess of $10,000 per year) and execute all documents or instruments necessary to effectuate the use of the Green Attributes, Capacity Attributes and Resource Adequacy Benefits for Edison’s sole benefit throughout the term of the Contract. Seller shall not be required to reduce the output of the Generating Facility in order to effectuate the use of the Green Attributes, Capacity Attributes and Resource Adequacy Benefits by Edison throughout the term of the Contract, other than in connection with periodic testing as may be required by the California Independent System Operator. Subject to the foregoing, such actions shall include, without limitation:

(a)	Cooperating with and encouraging the regional entity responsible for resource adequacy administration to certify or qualify the Contract Capacity for resource adequacy purposes;

(b)	Testing the Generating Facility in order to certify the Contract Capacity for resource adequacy purposes;

(c)	Complying with all current and future California Independent System Operator tariff provisions that address resource adequacy, including but not limited to provisions regarding performance obligations and penalties; and

(d)	Committing to Edison the full Contract Capacity subject to Section 1.3.

Edison will have the exclusive right, at any time or from time-to-time during the term of the Contract, to sell, assign, convey, transfer, allocate, designate, award, report or otherwise provide any and all such Green Attributes, Capacity Attributes or Resource Adequacy Benefits to third parties; provided, however, any such action shall not constitute a transfer of, or release Edison of its obligations under the Contract and Seller shall not be required to incur any out-of-pocket costs to facilitate such action.

Edison shall be responsible for any costs associated with Edison’s accounting for or otherwise claiming Green Attributes, Capacity Attributes and Resource Adequacy Benefits.

Seller grants, pledges, assigns and otherwise commits to Edison the full Contract Capacity in order for Edison to meet its resource adequacy obligations under any Resource Adequacy Rulings.

Seller also represents, warrants and covenants to Edison that Seller:

(a)	Has not used, granted, pledged, assigned or otherwise committed; and

(b)	Will not, during the term of the Contract use, grant, pledge, assign or otherwise commit any portion of the Generating Facility to meet the resource adequacy requirements of, or to confer Resource Adequacy Benefits upon, any entity other than Edison.’’

4.4.16    Seller represents and warrants that: (i) the generating equipment at the 3010, 3012 and Geo East Mesa Projects as of the Effective Date of Amendment No. 2, which equipment is described in Appendix E, (ii) the interconnection configuration described in the drawing attached hereto as Appendix G, and (iii) any agreements or arrangements between Seller and the Imperial Irrigation District (‘‘IID’’) regarding interconnection, scheduling, transmission or retail electric service for or related to the 3010, 3012 and Geo East Mesa Projects as of the Effective Date of Amendment No. 2, shall be preserved for the entirety of the Contract unless written permission to modify such equipment, configuration, agreements or arrangements is obtained from Edison, which permission shall not be unreasonably withheld or delayed; provided that, notwithstanding the foregoing, Seller may, without Edison’s consent, consolidate the agreements or arrangements with IID referenced above (and terminate existing, and enter into new, agreements in connection therewith) so long as there is no material change in the services to be provided thereunder (not including financial provisions as between Seller and IID).’’

1.19	A new Section 4.5.4 shall be added following Section 4.5.3 as follows:

‘‘Seller and Edison shall follow the maintenance outage scheduling procedure attached hereto as Appendix I.’’

1.20	Section 7.1 shall be amended by adding the following at the end thereof:

‘‘Unless Edison and Seller agree otherwise in writing, Seller’s electricity deliveries to Edison shall be measured by an IID master meter at the Highline substation as shown on the drawing attached hereto as Appendix G. Payments to Seller will be calculated by deducting line losses from the IID master meter to the Mirage substation.’’

1.21    Section 8.1 shall be deleted and replaced as follows:

‘‘8.1    Capacity Payments

Seller shall sell to Edison and Edison shall purchase from Seller capacity at the price set forth in Section 1.8. Seller shall be paid a monthly capacity payment subject to the conditions herein.’’

1.22    Section 8.1.2 shall be deleted and replaced as follows:

‘‘8.1.2    Capacity Payment Option B – Firm Capacity Purchase

If Seller selects Capacity Payment Option B, Seller shall provide to Edison for the Contract Term the Contract Capacity specified in Section 1.3, and Seller shall be paid as follows:’’

1.23	The definition of the formula values A, C, & D in Section 8.1.2.1 shall be deleted and replaced as follows:

‘‘Where A = Contract Capacity Price specified in Section 1.8’’

‘‘C = Contract Capacity of 46,500 kW as specified in Section 1.3’’

‘‘D = Period Performance Factor, not to exceed 1.0, is calculated using 53,000 kW for Contract Capacity as specified in Section 1.3, as follows:

[Period kWh Purchased by Edison

Period Performance Factor =  (Limited by the Level of Contract Capacity)]

[0.8 x Contract Capacity x (Period Hours minus Maintenance Hours Allowed in Section 4.5)]’’

1.24	The definition of the formula values ‘‘A and D’’ in Section 8.1.2.4c shall be deleted and replaced as follows:

‘‘Where A = (1.2 x On-Peak Capacity Factor) − 1.02

Where the On-Peak Capacity Factor, not to exceed 1.0, is calculated using 53,000 kW for Contract Capacity as specified in Section 1.3, as follows:

[Period kWh Purchased by Edison

On-Peak Capacity Factor =     (Limited by the Level of Contract Capacity)]

[(Contract Capacity) x (Period Hours minus Maintenance Hours Allowed in Section 4.5)]’’

‘‘D = Contract Capacity of 42,000 kW, as specified in Section 1.3.’’

1.25	Section 8.1.2.5 shall be deleted and replaced as follows:

‘‘Capacity Reduction

a.	The Contract Capacity values specified in Section 1.3 may be reduced as a result of a change in Operating Option pursuant to Section 5.2. In addition, the Contract Capacity values specified in Section 1.3 may be derated by Edison pursuant to Section 8.1.2.2a.

b.	If the Contract Capacity values specified in Section 1.3 are reduced pursuant to Section 5.2 or derated pursuant to Section 8.1.2.5a such that the Contract Capacity of 53,000 kW is reduced or derated below 46,500 kW, then, subject to Section 9.3, Seller shall refund to Edison with interest at the current published Federal Reserve Board three months prime commercial paper rate, a capacity reduction payment (‘‘Capacity Reduction Payment’’). The Capacity Reduction Payment that Seller shall refund to Edison will be based on the sum of (i) the Capacity Reduction Payment for the 3010 Project for the period prior to the Effective Date of Amendment No. 2, calculated as set forth in Section 8.1.2.5c (ii) the Capacity Reduction Payment for the 3012 Project for the period prior to the Effective Date of Amendment No. 2, calculated as set forth in Section 8.1.2.5d, and (iii) the Capacity Reduction Payment for the period after the Effective Date of Amendment No. 2, calculated as set forth in Section 8.1.2.5e.

c.	The Capacity Reduction Payment for the 3010 Project for the period prior to the Effective Date of Amendment No. 2 shall be an amount equal to the difference between (i) the accumulated Monthly Capacity Payments paid by Edison to the 3010 Project in respect of the 3010 Project Reduction Amount (as defined below) pursuant to Capacity Payment Option B from October 9, 1987 to the Effective Date of Amendment No. 2, and (ii) the total capacity payments which Edison would have paid to the 3010 Project in respect of the 3010 Project Reduction Amount (as defined below) during that time period if based on the 3010 Project Adjusted Capacity Price.

The 3010 Project Reduction Amount shall be 31.5/46.5 of the quantity, in kW, by which the Contract Capacity of 53,000 kW is reduced or derated below 46,500 kW.

d.	The Capacity Reduction Payment for the 3012 Project for the period prior to the Effective Date of Amendment No. 2 shall be an amount equal to the difference between (i) the accumulated Monthly Capacity Payments paid by Edison to the 3012 Project in respect of the 3012 Project Reduction Amount (as defined below) pursuant to Capacity Payment Option B from March 3, 1988 to the Effective Date of Amendment No. 2, and (ii) the total capacity payments which Edison would have paid to the 3012 Project in respect of the 3012 Project Reduction Amount (as defined below) during that time period if based on the 3012 Project Adjusted Capacity Price.

The 3012 Project Reduction Amount shall be 15/46.5 of the quantity, in kW, by which the Contract Capacity of 53,000 kW is reduced or derated below 46,500 kW.

e.	The Capacity Reduction Payment for the period after the Effective Date of Amendment No. 2 shall be an amount equal to the difference between (i) the accumulated Monthly Capacity Payments paid by Edison to the Generating Facility in respect of the Generating Facility Reduction Amount (as defined below) pursuant to Capacity Payment Option B after the Effective Date of Amendment No. 2, and (ii) the total capacity payments which Edison would have paid to the Generating Facility in respect of the Generating Facility Reduction Amount (as defined below) during that time period if based on the weighted average of the 3010 Project Adjusted Capacity Price and the 3012 Project Adjusted Capacity Price, weighted based on the original Contract Capacities of the 3010 and 3012 Projects (31,500 kW and 15,000 kW, respectively).

The Generating Facility Reduction Amount shall be the quantity, in kW, by which the Contract Capacity of 53,000 kW is reduced or derated below 46,500 kW.

1.26	Sections 8.1.2.6 and 8.1.2.7 shall be deleted in their entirety.

1.27	Section 8.3 shall be amended by adding the following at the beginning thereof:

‘‘Subject to the last paragraph of this Section 8.3,’’

Section 8.3 shall be further amended by adding the following new paragraph at the end thereof:

‘‘Energy pricing for the Generating Facility is subject to the Agreement Addressing Renewable Energy Pricing and Payment Issues for the 3010 Project until May 1, 2007. On and after May 1, 2007, the energy pricing for the Generating Facility will be subject to the Agreement No. 2 Addressing Renewable Energy Pricing Issues for the 3010 Project.’’

1.28    Section 9.3.2 shall be deleted in its entirety.

1.29	Section 15.1 shall be amended by adding the following at the end thereof:

‘‘Insurance will cover the Generating Facility as described in Section 2.19.’’

1.30	Appendix D to this Amendment shall be added as Appendix D to the Contract.

1.31	Appendix E to this Amendment shall be added as Appendix E to the Contract.

1.32	Appendix F to this Amendment shall be added as Appendix F to the Contract.

1.33	Appendix G to this Amendment shall be added as Appendix G to the Contract.

1.34	Appendix H to this Amendment shall be added as Appendix H to the Contract.

1.35	Appendix I to this Amendment shall be added as Appendix I to the Contract.

OTHER TERMS AND CONDITIONS

In consideration of the mutual promises and covenants and agreements hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, as of the Effective Date (defined in Section 2.1, below), the Parties further agree as follows:

2.	Effective Date and Termination

2.1	This Amendment shall become binding when it is executed by duly authorized representatives of each of the Parties, except that the entirety of Section 1 above (including Sections 1.1 through 1.35) shall only become effective, as of March 1, 2007, on the first day on which each of the following has occurred (‘‘Effective Date’’): (i) execution of the Termination Agreement in substantially the form attached hereto as Appendix B by duly authorized representatives of Edison and Seller; (ii) execution of the Settlement Agreement in substantially the form attached hereto as Appendix C by duly authorized representatives of Edison and Seller; and (iii) payment by Seller to Edison of the sum of $1,150,000 (one million one hundred fifty thousand dollars) as provided in this Amendment and the Settlement Agreement.

2.2	Concurrently with the execution of this Amendment, Edison and Seller shall execute the Termination Agreement in substantially the form attached hereto as Appendix B.

2.3	Seller shall pay Edison the sum of $1,150,000 (one million one hundred fifty thousand dollars) within five (5) days after the execution of this Amendment.

2.4	Concurrently with the execution of this Amendment, Edison and Seller shall execute the Settlement Agreement in substantially the form attached hereto as Appendix C.

2.5	Edison will issue a final version of the draft letter regarding the William R. Gould Power Plant attached hereto as Appendix K within five (5) days after the Effective Date of this Amendment.

2.6	The Interim Agreement attached hereto as Appendix A shall terminate and be of no further force or effect, as of March 1, 2007, on the Effective Date of this Amendment.

2.7	Effective on the Effective Date of this Amendment, the accumulated scheduled maintenance allowance hours for the Generating Facility pursuant to Section 4.5.3 of the Contract, as of March 1, 2007, shall be the prorated combination of the 3010 and 3012 Projects’ maintenance hours. The calculation will be based on the contribution of each of the 3010 and 3012 Projects’ original Contract Capacities toward the Contract Capacity of 46,500 kW (31,500 kW and 15,000 kW respectively), their original contract capacity pricing ($170/kW-yr and $184/kW-yr respectively), and the balance of their scheduled maintenance allowance as of March 1, 2007. An example of the calculation is found attached hereto in Appendix J.

2.8	Seller and Ormat shall, jointly and severally, indemnify and hold Edison harmless from and against any rate or other disallowance by the Commission resulting from Edison’s entry into (but not administration of) this Amendment, the Settlement Agreement or the Termination Agreement; provided that Seller’s and Ormat’s joint and several liability under this Section 2.8 shall be limited to $4,600,000 (four million six hundred thousand dollars); and provided further that Seller’s and Ormat’s obligations under this Section 2.8 shall expire on the earlier of: (a) the date on which the Commission issues a decision, no longer subject to appeal, approving this Amendment, the Settlement Agreement and the Termination Agreement (subject to Edison’s prudent administration thereof) without modification or conditions unacceptable to Edison, in its reasonable discretion, or (b) the date that is three (3) years after the Effective Date of this Amendment.

2.9	Edison agrees to make a timely and appropriate request for Commission approval of this Amendment, which may be in its next Energy Resource Recovery Application, and to diligently and in good faith pursue such Commission approval, including timely and properly responding to requests for information and taking any reasonable actions as requested by the Commission. Edison agrees to keep Seller informed as to the status of such request for Commission approval and to cooperate in good faith with Seller in connection with such request for Commission approval. Notwithstanding anything in this Amendment to the contrary, Edison shall have no obligation to seek rehearing or to appeal a Commission decision which disallows the recovery by Edison of any amounts paid or to be paid under this Amendment, fails to approve this Amendment, or which contains findings with conditions or modifications unacceptable to any Party.

2.10	Effective on the Effective Date of this Amendment, the Parties agree that there will be no Capacity Bonus Payment for the Generating Facility pursuant to Section 8.1.2.4 of the Contract for the months of January through May of 2007. The Parties further agree that Seller shall be on probation pursuant to Section 8.1.2.2a of the Contract for the period beginning on March 1, 2007 and ending on October 1, 2007.

3.	Except as amended herein, all terms, covenants and conditions in the Contract shall remain in full force and effect.

4.	Terms or words that are capitalized and not defined in this Amendment shall have the same meaning as in the Contract.

5.	None of the provisions of this Amendment, including this Section, shall be considered waived by any Party except when such waiver is given in writing. The failure of any Party to insist in any one or more instances upon strict performance of any of the provisions of this Amendment or to take advantage of any of its rights hereunder shall not be construed as waiver of any such provisions or the relinquishment of any such rights for the future, but the same shall continue and remain in full force and effect.

6.	This Amendment shall not be amended, changed, modified, abrogated, or superseded by a subsequent agreement unless such subsequent agreement shall be in the form of a written instrument signed by all Parties.

7.	This Amendment shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. Notwithstanding the foregoing, Seller shall not assign any rights or delegate any duties under the Contract, as modified by this Amendment, except as provided in Section 24 of the Contract.

8.	If any provision or provisions of this Amendment shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby so long as the economic and legal substance of this Amendment are not affected in a manner materially adverse to any Party.

9.	The headings in this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

10.	This Amendment, the Termination Agreement and the Settlement Agreement shall constitute the entire agreement of the Parties as to the subject matter of this Amendment, the Termination Agreement and the Settlement Agreement and shall supersede any and all prior or contemporaneous negotiations, correspondence, undertakings, and agreements between the Parties concerning the particular subject matter of this Amendment, the Termination Agreement and the Settlement Agreement.

11.	This Amendment is the result of negotiation and each Party has participated in the preparation of this Amendment. Accordingly, any rules of construction to the effect that any ambiguity shall be resolved against the drafting Party shall not be employed in the interpretation of this Amendment.

12.	This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of California, without giving effect to choice of law provisions that might apply the laws of a different jurisdiction.

13.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute a single document. This Amendment may be executed by signature via facsimile transmission which shall be deemed the same as an original signature.

14.	Each Party represents and warrants that the person who signs below on behalf of such Party has authority to execute this Amendment on behalf of the Party for whom such person signs.

15.	Each notice which any Party gives under or in connection with this Amendment shall be in writing and shall be deemed given as follows: (i) notice by facsimile or hand delivery shall be deemed given at the close of business on the day actually received, if received during business hours on a business day, and otherwise shall be deemed given at the close of business on the next business day; (ii) notice by overnight mail or courier service shall be deemed given on the next business day after it was sent out; and (iii) notice by first class United States mail shall be deemed given two (2) business days after the postmarked date.

Notice shall be addressed to the Parties as follows:

If to Edison:	Southern California Edison Company Renewable and Alternative Power Department Manager, Contract Administration 2244 Walnut Grove Avenue Rosemead, California 91770 Facsimile: (626) 302-9622
With a copy to:
Southern California Edison Company Law Department Manager, Power Procurement Section 2244 Walnut Grove Avenue Rosemead, California 91770 Facsimile: (626) 302-1904

If to Seller:	Ormesa LLC c/o Ormat Nevada, Inc. 6625 Neil Road Reno, Nevada 89511 Facsimile: (775) 356-9039

If to Ormat:	Ormat Technologies, Inc. 6625 Neil Road Reno, Nevada 89511 Facsimile: (775) 356-9039

16.	The execution of, and entry into, this Amendment by Ormat does not in any way make Ormat a party to or otherwise obligate, or subject to liability, Ormat under the Contract or any other agreement or instrument other than this Amendment. Ormat’s obligations under this Amendment are limited to those obligations set forth in Section 2.8 hereof; provided that Sections 2.1 and 3 through 17 of this Amendment are also binding on and/or applicable to Ormat.

17.	IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives on the dates indicated below the signatures.

SOUTHERN CALIFORNIA EDISON COMPANY, a California corporation	ORMESA LLC, a Delaware limited liability company
By:	By:
Name: Pedro J. Pizarro	Name:
Title: Senior Vice President, PPBU	Title:
Date:	Date:

ORMAT TECHNOLOGIES, INC.,
a Delaware corporation

By:
        Name:
        Title:
        Date:

Southern California Edison

APPENDIX A

Interim Agreement

Appendix A	Interim Agreement

November 8, 2005

Mr. Kevin Payne
Director, QF Resources

2244 Walnut Grove Avenue

Rosemead, CA 91770

Re: Interim Agreement between Ormesa LLC and Southern California Edison Company to Accept Electrical Energy Deliveries from Geo East Mesa Generating Units 2 and 3 on an Interim Basis (QFIDs 3010. 3012)

Dear Mr. Payne:

Attached is an executed Interim Agreement. Please be aware that in executing and performing under the Interim Agreement, Ormesa LLC does not concede any of Edison’s arguments or assertions in connection with our pending dispute and reserves all of its rights in connection therewith. Ormesa views the Interim Agreement as an interim settlement between Ormesa and Edison in which the status quo concerning the dispute is tolled.

As the Interim Agreement indicates, it is our mutual desire to resolve the dispute promptly with a amicable long-term settlement agreement.

Regards,

/s/ Hezy Ram

ORMESA LLC

980 Greg Street • Sparks, Nevada 89431-6039 • Telephone (775) 356-9029 • Facsimile (775) 356-9039

Bruce L. McCarthy

Manager, QF Contract Management
QF Resources
(626) 302-8667
FAX: (626)  302-9622

November 3, 2005

Via Certified Mail

Mr. Hezy Ram
Executive Vice President
ORMAT Nevada Inc.
980 Greg Street
Sparks, NV 89431

Dear Mr. Ram:

SUBJECT:	Interim Agreement between Ormesa LLC and Southern California Edison Company to Accept Electrical Energy Deliveries from Geo East Mesa Generating Units 2 and 3 on an Interim Basis, (QFIDs 3010, 3012)

The purpose of this letter is to memorialize an agreement (“Agreement”) between Ormesa LLC (“Ormesa”) and Southern California Edison Company (“SCE”) whereby SCE agrees to accept electrical energy deliveries from Geo East Mesa (“GEM”) generating units numbers 2 and 3, which are depicted in the attached East Mesa Electrical Schematic [from mid-August 2005] (“GEM electrical generation”) on an interim basis under the terms of the “Ormesa I” power purchase agreement (QFID 3010) (the “Ormesa I PPA”), as modified by the terms of this Agreement. By this Agreement, SCE and Ormesa also agree to modify the measurement per the attached Exhibit A, for payment purposes, of electrical generation under the Ormesa I PPA and the “Ormesa II” power purchase agreement (QFID 3012) (“Ormesa II PPA”).

The sole payment to be made by SCE to Ormesa for GEM electrical generation is an energy-only price of 5.37 cents per kilowatt-hour. This energy-only price shall be time-differentiated by time-of-delivery period in the manner utilized for energy payments in the Ormesa I PPA. There will be no capacity or other payments for GEM electrical generation. The capacity payments for Ormesa I and II shall be determined according to the Ormesa I and II PPAs, but the kWh amount used to determine the capacity and energy payments under these PPAs shall be derived as described in Exhibit A, section 1.01(b). Ormesa hereby conveys to SCE all environmental attributes, capacity attributes and resource adequacy benefits associated with all electrical generation under the Ormesa I and Ormesa II PPAs, including the GEM electrical generation. SCE may count such electrical generation toward any renewable energy procurement requirements and resource adequacy rulings or requirements applicable to SCE.

Mr. Hezy Ram

ORMAT Nevada Inc.

October 24, 2005

For purposes of this Agreement, and the Ormesa I and II PPAs, GEM electrical generation, and electrical generation from Ormesa I and II under the Ormesa I and II PPAs, shall be calculated as described in the attached Exhibit A. Ormesa shall provide to SCE prompt and unimpeded access to the SCE meters installed at Ormesa I, Ormesa II, and the IID Highline Substation depicted on the attached East Mesa Electrical Schematic [from mid-August 2005] (“Schematic”), for purposes of administration of this Agreement and to all electronic and other records and files necessary for SCE to determine GEM electrical generation in an accurate and timely fashion.

Ormesa represents and warrants that the existing generating equipment, production and injection well equipment, and interconnection configuration described in the attached Schematic for Ormesa I, Ormesa II, and GEMs, (“Configuration”) as well as any agreements or arrangements between Ormesa and Imperial Irrigation District regarding interconnection, scheduling, transmission or retail electric service for or related to the projects or loads currently affiliated with the Ormesa I PPA and the Ormesa II PPA (collectively, the “IID Agreements”) shall be preserved for the entirety of this Agreement unless written permission to modify the Configuration or the IID Agreements is obtained from SCE, whose permission shall not be unreasonably withheld.

Ormesa represents and warrants that it has full authority to convey the GEM electrical generation. SCE and Ormesa each represent and warrant that the execution and performance of this Agreement are within its powers, have been duly authorized by all necessary action and do not violate any of the terms and conditions of its governing documents or any contracts to which it is a party.

This Agreement shall be effective as of November 1, 2005. SCE shall have the right, in its sole and absolute discretion to terminate this Agreement at any time on written notice given under the terms of the PPA, which termination shall be effective as follows: (i) on the first day of the calendar month immediately following the date on which notice is given provided such notice is given on or before the 25th day of a calendar month, (ii) the first day of the second calendar month after the date such notice is given if the notice is given after the 25th day of a calendar month. Ormesa shall have the right, in its sole and absolute discretion to terminate this Agreement at any time on written notice given under the terms of the PPA, which termination shall be effective, subject to the proviso below, as follows: (i) on the first day of the calendar month immediately following the date on which notice is given provided such notice is given on or before the 25th day of a calendar month, (ii) the first day of the second calendar month after the date such notice is given if the notice is given after the 25th day of the calendar month, provided that no such termination by Ormesa shall be effective before May 1, 2007.

Except as expressly provided herein, the Ormesa I PPA and the Ormesa II PPA shall not be modified and shall remain in full force and effect.

Mr. Hezy Ram

ORMAT Nevada Inc.

October 24, 2005

Ormesa and SCE desire to replace this Agreement with a long-term agreement for, among other things, the supply to SCE of GEM electrical generation. Ormesa and SCE shall promptly attempt to negotiate this long-term agreement. However, no such long-term agreement shall be binding upon either of the parties until a definitive agreement is negotiated and executed by authorized representatives of both SCE and Ormesa. SCE and Ormesa expressly preserve all of their respective rights, remedies, claims and defenses arising from or relating to the delivery to SCE of GEM electrical generation during periods before the effective date of this Agreement and after the effective date of any termination of this Agreement.

Sincerely,
/s/ Bruce McCarthy
Bruce McCarthy

Southern California Edison Company
By:	/s/ Kevin M. Payne
Kevin M. Payne Director, QF Resources

Date:	11/3/05

Ormesa LLC
By:	ORMAT FUNDING CORP.
By:	/s/ Raj Raviv	( Raj Raviv)
[Print Name]

Title	VICE PRESIDENT

Date	11/6/2005

Southern California Edison	Confidential Information

EXHIBIT A

Monthly Contract Energy Payment Calculation

The contents of this document are subject to restrictions on disclosure.

Exhibit A	Monthly Contract Energy Payment Calculation

Southern California Edison	Confidential Information

EXHIBIT A

Table of Contents

EXHIBIT A		1
Table of Contents		2
SCE’S OBLIGATIONS		3
1.01	Payments	3
(a)	Monthly Energy Payment Formula:	3
(b)	Calculated Amounts:	4
1.02	TOD Periods	8
1.03	Energy Payment Allocation Factors	9
Attachment 1		10

The contents of this document are subject to restrictions on disclosure.

Exhibit A	Monthly Contract Energy Payment Calculation

Southern California Edison	Confidential Information

EXHIBIT A

Monthly Contract Energy Payment Calculation

SCE’S OBLIGATIONS

1.01	Payments.
(a)	Monthly Energy Payment Formula:
(i)

For the purpose of calculating monthly Energy Payments, Calculated Amounts shall be time-differentiated according to the time period and season of delivery (“TOD Periods”) set forth in Section 1.02 and weighted by the Energy Payment Allocation Factors set forth in Section 1.03 of this Exhibit A and adjusted for losses to Mirage Substation.

(ii)

As set forth in Section 1.02 of this Exhibit A, TOD Periods for the winter season shall be mid-peak, off-peak and super off-peak and TOD Periods for the summer season shall be on-peak, mid-peak and off-peak.

(iii)

Monthly Energy Payments shall equal the sum of the monthly TOD Period Energy Payments for all TOD Periods in the month. Each monthly TOD Period Energy Payment shall be calculated pursuant to the following formula, where “n” is the TOD Period being calculated:

TOD PERIODn ENERGY PAYMENT = EP x EF x	LastHour S FirstHour	CAh

Where:

EP =	Energy Price is $0.0537 in $/kWh.
EF =	Energy Payment Allocation Factor for the TOD Period being calculated as set forth in Section 1.03 of this Exhibit A.
CAh =	The hour, ‘h’, Calculated Amounts as defined in Section 1.01(b) in this Exhibit A for the TOD Period being calculated in kWh.

The contents of this document are subject to restrictions on disclosure.

Exhibit A	Monthly Contract Energy Payment Calculation

Southern California Edison	Confidential Information
(b)	Calculated Amounts:

The energy deliveries, in kWh, to SCE from Seller (“Calculated Amounts”) in each TOD hour shall be determined as follows for each project:

(i)	Ormesa I:

CALCULATED AMOUNTS FOR ORMESA I = (MB- F1 x LF) x AF

Where:

MB	=	Metered Energy in kWh, from SCE Ormesa I meter ‘MB’ as shown in Attachment 1 of this Exhibit A
F1	=	Ormesa I Factor as set forth in Section 1.01(b)(i)1).
LF	=	Load Factor as set forth in Section 1.01(b)(iv).
AF	=	TOD Loss Adjustment Factor as set forth in Section 1.01(b)(v).
1)	Ormesa I Factor: factor ‘F1’ in Section 1.01(b)(i). ORMESA I FACTOR = MB/ (MB + MC)

Where:

MB	=	Metered Energy in kWh, from SCE Ormesa I meter ‘MB’ as shown in Attachment 1 of this Exhibit A
MC	=	Metered Energy in kWh, from SCE Ormesa II meter ‘MC’ as shown in Attachment 1 of this Exhibit A
(ii)	Ormesa II:

CALCULATED AMOUNTS FOR ORMESA II = (MC- F2x LF) x AF

Where:

MC	=	Metered Energy in kWh, from SCE Ormesa II meter ‘MC’ as shown in Attachment 1 of this Exhibit A

The contents of this document are subject to restrictions on disclosure.

Exhibit A	Monthly Contract Energy Payment Calculation

Southern California Edison	Confidential Information
F2	=	Ormesa II Factor as set forth in Section 1.01(b)(ii)l).
LF	=	Load Factor Four as set forth in Section 1.01(b)(iv).
AF	=	TOD Loss Adjustment Factor as set forth in Section 1.01(b)(v).
1)	Ormesa II Factor: factor ‘F2’ in Section 1.01(b)(ii).

ORMESA II FACTOR = MC/ (MC + MB)

Where:

MC	=	Metered Energy in kWh, from SCE Ormesa II meter ‘MC’ as shown in Attachment 1 of this Exhibit A
MB	=	Metered Energy in kWh, from SCE Ormesa I meter ‘MB’ as shown in Attachment 1 of this Exhibit A
MA	=	Metered Energy in kWh, from SCE Master meter ‘MA’as shown in Attachment 1 of this Exhibit A.

(iii)	GEM:

CALCULATED AMOUNTS FOR GEM = GN x AF

Where:

GN	=	GEM Net Energy as set forth in Section 1.01(b)(iii)1).
AF	=	TOD Loss Adjustment Factor as set forth in Section 1.01(b)(v).

1)	GEM Net Energy: factor ‘GN’ in Section 1.01(b)(iii).

GEM NET ENERGY IS:

The greater of:

= [MA-(MB + MC)], or

= Zero (0).

The contents of this document are subject to restrictions on disclosure.

Exhibit A	Monthly Contract Energy Payment Calculation

Southern California Edison	Confidential Information

Where:

MA	=	Metered Energy in kWh, from SCE Master meter ‘MA’ as shown in Attachment 1 of this Exhibit A.
MB	=	Metered Energy in kWh, from SCE Ormesa I meter ‘MB’ as shown in Attachment 1 of this Exhibit A.
MC	=	Metered Energy in kWh, from SCE Ormesa II meter ‘MC’ as shown in Attachment 1 of this Exhibit A.
(iv)

Load Factor to account for hours when Metered Energy at the Highline Substation SCE meter (“Master Meter”) is not greater than SCE Metered Energy from Ormesa I and II:

factor ‘LF’ in Section 1.01(b)(i), (ii), and (iii).

LOAD FACTOR IS:

The greater of:

= (MB+MC-MA), or

= Zero (0).

Where:

MB	=	Metered Energy in kWh, from SCE Ormesa I meter ‘MB’ as shown in Attachment 1 of this Exhibit A.
MC	=	Metered Energy in kWh, from SCE Ormesa II meter ‘MC’ as shown in Attachment 1 of this Exhibit A.
MA	=	Metered Energy in kWh, from SCE Master meter ‘MA’ as shown in Attachment 1 of this Exhibit A.

The contents of this document are subject to restrictions on disclosure.
Exhibit A	Monthly Contract Energy Payment Calculation

Southern California Edison	Confidential Information

(v)	TOD Adjustment Factor for Losses to Mirage Substation for the calculation month: factor ‘AF’ in Section 1.01(b)(i), (ii), and (iii).

TODn LOSS ADJUSTMENT FACTOR:

	LastHour		LastHour
= {	∑	(S1+S2)}/{	∑	(A1 + A2)}
	FirstHour		FirstHour

Where:

S1	=	Scheduled Energy for Ormesa I as set forth in IID Geothermal Statement for the calculation month to SCE.
S2	=	Scheduled Energy for Ormesa II as set forth in IID Geothermal Statement for the calculation month to SCE.
A1	=	Actual Energy for Ormesa I as set forth in IID Geothermal Statement for the calculation month to SCE.
A2	=	Actual Energy for Ormesa II as set forth in IID Geothermal Statement for the calculation month to SCE

The contents of this document are subject to restrictions on disclosure.
Exhibit A	Monthly Contract Energy Payment Calculation

Southern California Edison	Confidential Information

1.02	TOD Periods.

Time of Delivery Periods (“TOD Periods”)
TOD Period	Summer Jun 1st – Sep30th	Winter Oct 1st – May 31st	Applicable Days
On-Peak	Noon – 6:00 p.m.	Not Applicable.	Weekdays except Holidays.
Mid-Peak	8:00 a.m.– Noon	8:00 a.m. – 9:00 p.m.	Weekdays except Holidays.
	6:00 p.m. – 11:00 p.m.		Weekdays except Holidays.
Off-Peak	11:00 p.m. – 8:00 a.m.	6:00 a.m. – 8:00 a.m.	Weekdays except Holidays.
		9:00 p.m. – Midnight	Weekdays except Holidays.
	Midnight – Midnight	6:00 a.m. – Midnight	Weekends and Holidays
Super-Off-Peak	Not Applicable.	Midnight – 6:00 a.m.	Weekdays, Weekends and Holidays

“Holiday” is defined as New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Veterans Day, Thanksgiving Day, and Christmas Day.

When any Holiday listed above falls on a Sunday, the following Monday will be recognized as an off-peak period. No change will be made for Holidays falling on Saturday.

The contents of this document are subject to restrictions on disclosure.

Exhibit A	Monthly Contract Energy Payment Calculation

Southern California Edison	Confidential Information

1.03 Energy Payment Allocation Factors.

Energy Payment Allocation Factors

Season	TOD Period	Calculation Method	Energy Payment Allocation Factor
Summer	On-Peak	Fixed Value.	1.4251
	Mid-Peak	(Total # hours in month - (1.4251 x # Summer On-Peak hours in month)- (0.8526 x # Summer Off-Peak hours in month)) / #Summer Mid-Peak hours in month	Calculated Value
	Off-Peak	Fixed Value.	0.8526
Winter	Mid-Peak	Fixed Value.	1.2185
	Off-Peak	(Total # hours in month - (1.2185 x # Winter Mid-Peak hours in month)- (0.7760 x # Winter Super-Off-Peak hours in month)) / #Winter Off-Peak hours in month	Calculated Value
	Super-Off-Peak	Fixed Value.	0.7760

The contents of this document are subject to restrictions on disclosure.

Exhibit A	Monthly Contract Energy Payment Calculation

Southern California Edison	Confidential Information

Attachment 1

Ormesa/GEM Meter Configuration

*** End of Exhibit A ***

The contents of this document are subject to restrictions on disclosure.

Exhibit A	Monthly Contract Energy Payment Calculation

Southern California Edison

APPENDIX B

Form of Termination Agreement

Appendix B	Form of Termination Agreement

CONTRACT TERMINATION AGREEMENT
between
ORMESA LLC
and
SOUTHERN CALIFORNIA EDISON COMPANY
(RAP ID 3012)

This Contract Termination Agreement (‘‘Agreement’’) is entered into by ORMESA LLC, a Delaware limited liability company (‘‘Seller’’) and SOUTHERN CALIFORNIA EDISON COMPANY, a California corporation (‘‘Edison’’). Seller and Edison are sometimes referred to herein individually as a ‘‘Party’’ and collectively as the ‘‘Parties.’’

RECITALS

This Agreement is entered into with reference to the following facts, among others:

A.	On June 13, 1984, Edison and Ormat Systems, Inc. (‘‘Ormat’’) entered into a Power Purchase Contract (‘‘PPC’’), under which Ormat delivered to Edison, in exchange for compensation, electrical power generated by a geothermal project (‘‘3012 Project’’) located in East Mesa, Imperial County, California. Edison identifies the 3012 Project as RAP ID 3012. The ‘‘PPC’’ is henceforth deemed to mean the PPC as amended, supplemented, or otherwise modified from time to time.

B.	On April 30, 1987, Ormat assigned all of its rights to and interests in the PPC to Ormat Energy Systems, Inc. (‘‘Ormat Energy’’). On that date, Ormat Energy also assigned all of its rights to and interests in the PPC to Ormesa Geothermal II. On July 28, 1987, Edison consented to the assignments.

C.	On June 19, 2001, Edison and Ormesa Geothermal II entered into the Agreement Addressing Renewable Energy Pricing and Payment Issues (‘‘Renewable Agreement’’).

D.	On November 30, 2001, Edison and Ormesa Geothermal II entered into Amendment No. 1 to the Renewable Agreement.

E.	In a filing before the Federal Energy Regulatory Commission (‘‘FERC’’) dated December 30, 2002, Seller represented that it is the successor to Ormesa Geothermal II, following a merger between Seller and a number of its subsidiaries.

F.	In a separate filing before FERC, also dated December 30, 2002, Seller represented that it is the successor to Ormesa Geothermal, the seller under a separate power purchase contract between Republic Geothermal, Inc. and Edison dated July 18, 1984 (‘‘3010 Contract’’), that provides for the sale to Edison of electrical power generated by a separate geothermal plant (‘‘3010 Project’’), which is also located in East Mesa, Imperial County, California. Edison identifies the 3010 Project as RAP ID 3010.

G.	In 2002, the Parties entered into negotiations to discuss the consolidation of the 3010 and 3012 Projects and the termination of the PPC.

H.	On or about November 22, 2002 and April 28, 2003, and subsequently on June 21, 2005, the Parties entered into confidentiality agreements protecting their negotiations from public disclosure.

I.	On or about May 1, 2003, the Parties reached an agreement, subject to California Public Utilities Commission (‘‘CPUC’’ or ‘‘Commission’’) approval, regarding the consolidation of the 3010 and 3012 Projects and the termination of the PPC. Edison withdrew its support for the consolidation and termination based upon concerns that the 3010 and 3012 Projects were interconnected with another Qualifying Facility (‘‘QF’’), Geo East Mesa (‘‘GEM’’), which had previously sold its output to Edison under a QF contract that was terminated pursuant to a Commission-approved buyout agreement. Edison alleged that, in view of the interconnection, the consolidation might improperly facilitate sales of GEM-produced power to Edison under

1

the terms of the consolidated QF contract. Although the Commission initially approved the Parties’ agreement regarding the consolidation and termination on October 16, 2003 in Resolution E-3848, on January 22, 2004, the Commission granted Edison’s application for rehearing and vacated Resolution E-3848. Accordingly, the 3010 and 3012 Projects remained separate projects, subject to separate contracts.

J.	Edison contends that, since approximately 2003, the 3010 and 3012 Projects have been interconnected with GEM generating units that are not part of the 3010 and 3012 Projects, and that the 3010 and 3012 Projects improperly sold power generated by the GEM generating units to Edison pursuant to the 3010 Contract and the PPC resulting in overpayments by Edison to Seller. Seller disputes Edison’s contentions. This dispute shall henceforth be known as the ‘‘Dispute.’’

K.	Edison protested a recertification filed by the 3012 Project with FERC disputing the project capacity amount designated by the 3012 Project. After FERC rejected Edison’s protest in part, Edison appealed to the United States Court of Appeals for the District of Columbia Circuit. The Court of Appeals affirmed FERC’s ruling and subsequently denied Edison’s petition for rehearing. This dispute shall henceforth be known as the ‘‘FERC Dispute.’’

L.	On or about November 6, 2005, the Parties entered into an Interim Agreement (‘‘Interim Agreement’’), effective as of October 1, 2005, whereby Edison agreed, without prejudicing either Party’s positions in respect of the Dispute, to permit Seller to supply electrical energy deliveries from GEM under the 3010 Contract on an interim basis. In the Interim Agreement, the sole payment to be made by Edison to Seller for GEM power is an energy-only price of 5.37 cents/kWh, which is time-differentiated by time-of-delivery period in the manner utilized for energy payments under the Contract. The Interim Agreement, which may be terminated by either Party after May 1, 2007, was intended to bridge the interim time period until a final agreement regarding the Dispute and the FERC Dispute could be negotiated and executed by the Parties.

M.	On or about May 10, 2006, the Parties entered into Agreement No. 2 Addressing Renewable Energy Pricing Issues for the 3010 and 3012 Projects. Those agreements provide for a new fixed energy price starting at 6.15 cents/kWh on May 1, 2007. The agreements are silent about GEM power.

N.	Pursuant to the 3010 Contract and the PPC, the capacity payment allowance for scheduled maintenance for the 3010 and 3012 Projects shall not exceed 840 hours in any twelve month period. On or about March 2006, the 3010 Project used up its allotment of maintenance hours. On July 28, 2006, Seller sent an e-mail to Edison stating that it had made a data entry error and requested an adjustment in maintenance hours credit for the 3010 Project for November 2005 through May 2006 such that the maintenance hours previously scheduled by Seller for the 3010 Project during that time period be applied solely to mid-peak hours. On January 9, 2007, Edison sent Seller a letter denying Seller’s request. This dispute shall henceforth be known as the ‘‘Maintenance Hours Dispute.’’

N.	The Parties have now reached a final agreement on the consolidation of the 3010 and 3012 Projects and the delivery of power from GEM to Edison which provides, among other things, for (i) the potential for Seller to deliver GEM power to Edison from a combined project consisting of the 3010 and 3012 Projects and GEM, (ii) an increase in the amount of electricity to be sold to Edison from the combined project of up to 6.5 MW more than the previous amounts that were covered by the 3010 Contract and the PPC, which incremental amount will receive an energy only price, (iii) the termination of the PPC and the Interim Agreement, and (iv) the settlement of the Dispute, the FERC Dispute and the Maintenance Hours Dispute. Accordingly, the Parties agree to terminate the PPC as set forth herein.

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O.	Concurrently with this Agreement, the Parties and Ormat Technologies, Inc. are executing Amendment No. 2 to the 3010 Contract (‘‘Amendment No. 2’’) to effectuate the consolidation of the 3010 and 3012 Projects under the 3010 Contract; and the Parties are executing a Settlement Agreement that settles the Dispute, the FERC Dispute and the Maintenance Hours Dispute between the Parties (‘‘Settlement Agreement’’).

AGREEMENT

In consideration of the mutual promises and covenants and agreements hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

1.	TERMINATION OF THE PPC

Notwithstanding anything to the contrary in the PPC, on the Effective Date (as defined below), the PPC shall terminate as of March 1, 2007. The ‘‘Effective Date’’ is the first day on which each of the following has occurred: (i) execution of this Agreement by duly authorized representatives of both of the Parties; (ii) payment by Seller to Edison of the sum of $1,150,000 (one million one hundred fifty thousand dollars) as provided in Amendment No. 2 and the Settlement Agreement; (iii) execution of Amendment No. 2 by duly authorized representatives of the Parties and Ormat Technologies, Inc.; and (iv) execution of the Settlement Agreement by duly authorized representatives of both of the Parties.

2.	INDEMNIFICATION

Upon termination of the PPC and continuing thereafter, Seller shall indemnify and hold Edison harmless from and against any and all claims, damages, demands, losses, expenses, debts, accounts, obligations, costs, expenses, liens, actions or causes of action and other liabilities (including without limitation reasonable legal and accounting fees and costs) of any nature suffered or incurred by Edison that arise out of or relate to or are in connection with any claims or judgment brought or obtained by any third party or other person claiming rights as a Seller under the PPC.

3.	RELEASES

Upon termination of the PPC and continuing thereafter, Seller, on its own behalf and on behalf of each of its successors and assigns by operation of law or otherwise, releases and forever discharges Edison, and each of its past, present and future shareholders, officers, directors, employees, representatives, insurers, attorneys, parent corporations, subsidiary corporations and/or other affiliates, and successors and assigns, whether by operation of law or otherwise, from any and all claims arising out of or relating to Edison’s performance, failure to perform, breach of covenants and warranty, or any other claims relating to the PPC or termination of the PPC by Edison, including but not limited to, any obligation to purchase energy or capacity under the PPC; provided that this release shall not affect Edison’s and/or Seller’s rights and/or obligations under Sections 2.7, 2.8 and 2.10 of Amendment No. 2. This release does not extend to payment for power deliveries by Seller to Edison in the ordinary course of business under the PPC before the effective date of the PPC termination, which deliveries have not been paid for by Edison as of the effective date of the PPC termination.

Upon termination of the PPC and continuing thereafter, Edison, on its own behalf and on behalf of each of its successors and assigns by operation of law or otherwise, releases and forever discharges Seller, and each of its past, present and future shareholders, officers, directors, employees, representatives, insurers, attorneys, parent corporations, subsidiary corporations and/or other affiliates, and successors and assigns, whether by operation of law or otherwise, from any and all claims arising out of or relating to Seller’s performance, failure to perform, breach of covenants and warranty, or any other claims relating to the PPC or termination of the PPC by Edison, including but not limited to, any obligation to sell energy or capacity under the PPC; provided that this release shall not affect Edison’s and/or Seller’s rights and/or obligations under Sections 2.7, 2.8 and 2.10 of Amendment No. 2.

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Seller and Edison expressly waive and relinquish all rights and benefits afforded by Section 1542 of the Civil Code of California in any way relating to the foregoing releases as set forth in the two preceding paragraphs and do so understand and acknowledge the significance and consequences of such specific waiver of Section 1542. Section 1542 of the Civil Code of California states as follows:

‘‘A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.’’

4.	NO THIRD PARTY BENEFICIARIES

The Parties do not intend to create rights in, or grant remedies to, any third party as a beneficiary of this Agreement or of any duty, covenant, obligation or understanding established under this Agreement.

5.	ENTIRETY

This Agreement, Amendment No. 2 and the Settlement Agreement constitute the full and complete understanding of the Parties concerning the subject matter contained therein, and any prior agreements, representations, and understandings are hereby terminated and canceled in their entireties and are of no further force and effect.

6.	NON-WAIVER

None of the provisions of this Agreement shall be considered waived by a Party except when such waiver is given in writing. The failure of any Party at any time or times to enforce any right or obligation with respect to any matter arising in connection with this Agreement shall not constitute waiver as to future enforcement of that right or obligation or of any other right or obligation of this Agreement.

7.	AMENDMENT, FURTHER ASSURANCES

Any amendments or modifications to this Agreement shall be in writing and agreed to by each Party. Each Party agrees to execute and deliver all further instruments and documents, and take any further actions that may be reasonably necessary to effectuate the purposes and intent of this Agreement.

8.	SECTION HEADINGS

Section headings appearing in this Agreement are inserted for convenience only and shall not be construed as interpretation of text.

9.	CONSTRUCTION

(a)	Neither Party to this Agreement shall be deemed to have drafted any part of this Agreement, and no ambiguity in the provisions of this Agreement shall be construed against any Party for having drafted any part of this Agreement.

(b)	The Parties acknowledge that this Agreement is and will be the product of each Party’s concessions and unique circumstances.

10.	GOVERNING LAW

This Agreement shall be interpreted, governed, and construed under the laws of the State of California as if executed and to be performed wholly within the State of California (without giving effect to choice of laws provisions that might apply the laws of a different jurisdiction).

11.	COUNTERPARTS AND EXECUTION

This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall constitute a single instrument. This Agreement may be executed by signature via facsimile transmission which shall be deemed the same as an original signature.

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12.	SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

13.	EFFECTIVE DATE

This Agreement shall become binding when it is executed by duly authorized representatives of each of the Parties, except that the PPC shall terminate as provided in Section 1.

14.	NOTICES

Each notice which any Party gives under or in connection with this Agreement shall be in writing and shall be deemed given as follows: (i) notice by facsimile or hand delivery shall be deemed given at the close of business on the day actually received, if received during business hours on a business day, and otherwise shall be deemed given at the close of business on the next business day; (ii) notice by overnight mail or courier service shall be deemed given on the next business day after it was sent out; and (iii) notice by first class United States mail shall be deemed given two (2) business days after the postmarked date.

Notice shall be addressed to the Parties as follows:

If to Edison:	Southern California Edison Company Renewable and Alternative Power Department Manager, Contract Administration 2244 Walnut Grove Avenue Rosemead, California 91770 Facsimile: (626) 302-9622
With a copy to:
Southern California Edison Company Law Department Manager, Power Procurement Section 2244 Walnut Grove Avenue Rosemead, California 91770 Facsimile: (626) 302-1904

If to Seller:	Ormesa LLC c/o Ormat Nevada, Inc. 6625 Neil Road Reno, Nevada 89511 Facsimile: (775) 356-9039

15.	COMMISSION APPROVAL

Edison agrees to make a timely and appropriate request for Commission approval of this Agreement, which may be in its next Energy Resource Recovery Application, and to diligently and in good faith pursue such Commission approval, including timely and properly responding to requests for information and taking any reasonable actions as requested by the Commission. Edison agrees to keep Seller informed as to the status of such request for Commission approval and to cooperate in good faith with Seller in connection with such request for Commission approval. Notwithstanding anything in this Agreement to the contrary, Edison shall have no obligation to seek rehearing or to appeal a Commission decision which disallows the recovery by Edison of any amounts paid or to be paid under this Agreement, fails to approve this Agreement, or which contains findings with conditions or modifications unacceptable to any Party.

16.	SIGNATURE CLAUSE

Each Party represents and warrants that the person who signs below on behalf of such Party has authority to execute this Agreement on behalf of such Party without the further concurrence or approval of any person, entity or court, and that all requisite approvals and consents to enter into, and bind such Party to, this Agreement have been obtained.

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17.	SIGNATURES

IN WITNESS WHEREOF, the Parties hereto have caused this agreement to be executed by their duly authorized representatives on the dates indicated below the signatures.

SOUTHERN CALIFORNIA EDISON COMPANY, a California corporation	ORMESA LLC, a Delaware limited liability company
By:	By:
Name: Pedro J. Pizarro	Name:
Title: Senior Vice President, PPBU	Title:
Date:	Date:

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Southern California Edison

APPENDIX C

Form of Settlement Agreement

Appendix C	Form of Settlement Agreement

SETTLEMENT AGREEMENT

This Settlement Agreement (the ‘‘Agreement’’) is entered into by and between ORMESA LLC, a Delaware limited liability company (‘‘Ormesa’’), on the one hand, and SOUTHERN CALIFORNIA EDISON COMPANY, a California corporation (‘‘Edison’’), on the other hand. Ormesa and Edison are sometimes referred to in this Agreement individually as a ‘‘Party’’ and jointly as the ‘‘Parties.’’

RECITALS

This Agreement is entered into with reference to the following facts, among others:

A.	On July 18, 1984, Edison and Republic Geothermal, Inc. as ‘‘Seller’’ executed the Power Purchase Contract (as amended, supplemented, or otherwise modified from time to time, the ‘‘3010 Contract’’), whereby Edison agreed to purchase energy and capacity from a geothermal power plant (the ‘‘3010 Project’’) located in East Mesa, Imperial County, California. Edison identifies the 3010 Project as RAP ID 3010. On November 6, 1984, Republic Geothermal, Inc. assigned all of its rights to and interests in the 3010 Contract to Ormat Systems, Inc. Edison consented to the assignment on December 19, 1984. On February 27, 1985, Ormat Systems, Inc. assigned all of its rights to and interests in the 3010 Contract to Ormesa Geothermal. Edison consented to the assignment on July 22, 1985. In a filing before the Federal Energy Regulatory Commission (‘‘FERC’’) dated December 30, 2002, Ormesa represented that it is the successor to Ormesa Geothermal, following a merger between Ormesa and a number of its subsidiaries.

B.	Among other things, the 3010 Contract provides that Edison shall pay Seller an energy payment for electric energy deliveries from the 3010 Project pursuant to an energy payment option selected by Seller. The 3010 Contract also specifies that Edison shall pay Seller a separate capacity payment for the electric power production capacity from the 3010 Project that Seller dedicates to Edison.

C.	On June 13, 1984, Edison and Ormat Systems, Inc. as ‘‘Seller’’ entered into a Power Purchase Contract (as amended, supplemented, or otherwise modified from time to time, the ‘‘3012 Contract’’), whereby Edison agreed to purchase energy and capacity from another geothermal power plant (the ‘‘3012 Project’’) located in East Mesa, Imperial County, California. Edison identifies the 3012 Project as RAP ID 3012. On April 30, 1987, Ormat Systems, Inc. assigned all of its rights to and interests in the 3012 Contract to Ormat Energy Systems, Inc. On that date, Ormat Energy Systems, Inc. also assigned all of its rights to and interests in the 3012 Contract to Ormesa Geothermal II. On July 28, 1987, Edison consented to the assignments. In a filing before FERC dated December 30, 2002, Ormesa represented that it is the successor to Ormesa Geothermal II, following a merger between Ormesa and a number of its subsidiaries.

D.	Among other things, the 3012 Contract provides that Edison shall pay Seller an energy payment for electric energy deliveries from the 3012 Project pursuant to an energy payment option selected by Seller. The 3012 Contract also specifies that Edison shall pay Seller a separate capacity payment for the electric power production capacity from the 3012 Project that Seller dedicates to Edison.

E.	In 2002, the Parties entered into negotiations to discuss the consolidation of the 3010 and 3012 Projects and the termination of the 3012 Contract. On or about November 22, 2002 and April 28, 2003, and subsequently on June 21, 2005, the Parties entered into confidentiality agreements protecting their negotiations from public disclosure.

F.	On or about May 1, 2003, the Parties reached an agreement, subject to California Public Utilities Commission (‘‘CPUC’’ or ‘‘Commission’’) approval, regarding the consolidation of the 3010 and 3012 Projects and the termination of the 3012 Contract. Edison withdrew its support for the consolidation and termination based upon concerns that the 3010 and 3012 Projects were interconnected with another Qualifying Facility (‘‘QF’’), Geo East Mesa (‘‘GEM’’), which had previously sold its output to Edison under a QF contract that was

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terminated pursuant to a Commission-approved buyout agreement. Edison alleged that, in view of the interconnection, the consolidation might improperly facilitate sales of GEM-produced power to Edison under the terms of the consolidated QF contract. Although the Commission initially approved the Parties’ agreement regarding the consolidation and termination on October 16, 2003 in Resolution E-3848, on January 22, 2004, the Commission granted Edison’s application for rehearing and vacated Resolution E-3848. Accordingly, the 3010 and 3012 Projects remained separate projects, subject to separate contracts.

G.	Edison contends that, since approximately 2003, the 3010 and 3012 Projects have been interconnected with GEM generating units that are not part of the 3010 and 3012 Projects, and that the 3010 and 3012 Projects improperly sold power generated by the GEM generating units to Edison pursuant to the 3010 and 3012 Contracts resulting in overpayments by Edison to Ormesa. Ormesa disputes Edison’s contentions. The dispute described in this Recital G shall henceforth be known as the ‘‘Dispute.’’

H.	On February 3, 2004, Ormesa filed an application with FERC for recertification that the net capacity of the 3012 Project is 16.57 MW (FERC Docket No. QF86-681-005). In March 4, 2004, Edison protested Ormesa’s application for recertification. On April 16, 2004, FERC granted Ormesa’s application for recertification that the net capacity of the 3012 Project is 15.22 MW. FERC also ruled that the 3012 Project could sell an additional 1.35 MW purchased from another QF without jeopardizing its QF status. Ormesa and Edison both requested rehearing from FERC. On September 22, 2004, FERC denied rehearing. On November 22, 2004, Edison filed a petition for review of FERC’s orders to the United States Court of Appeals for the District of Columbia Circuit (U.S. Court of Appeals for the District of Columbia Circuit, Case No. 04-1396). On March 24, 2006, the Court of Appeals affirmed FERC’s rulings. On May 8, 2006, Edison filed a petition for panel rehearing which was denied by the Court of Appeals on June 2, 2006. This dispute described in this Recital H shall henceforth be known as the ‘‘FERC Dispute.’’

I.	On or about November 6, 2005, the Parties entered into an Interim Agreement (‘‘Interim Agreement’’), effective as of October 1, 2005, whereby Edison agreed, without prejudicing either Party’s positions in respect of the Dispute, to permit Ormesa to supply electrical energy deliveries from GEM under the 3010 Contract on an interim basis. In the Interim Agreement, the sole payment to be made by Edison to Ormesa for GEM power is an energy-only price of 5.37 cents/kWh, which is time-differentiated by time-of-delivery period in the manner utilized for energy payments under the 3010 Contract. The Interim Agreement, which may be terminated by either Party after May 1, 2007, was intended to bridge the interim time period until a final agreement regarding the Dispute and the FERC Dispute could be negotiated and executed by the Parties.

J.	Pursuant to the 3010 and 3012 Contracts, the capacity payment allowance for scheduled maintenance for the 3010 and 3012 Projects may not exceed 840 hours in any twelve month period. On or about March 2006, the 3010 Project used up its allotment of maintenance hours. On July 28, 2006, Ormesa sent an e-mail to Edison stating that it had made a data entry error and requested an adjustment in maintenance hours credit for the 3010 Project for November 2005 through May 2006 such that the maintenance hours scheduled by Ormesa for the 3010 Project during that time period be applied solely to mid-peak hours. On January 9, 2007, Edison sent Ormesa a letter denying Ormesa’s request. The dispute described in this Recital J shall henceforth be known as the ‘‘Maintenance Hours Dispute.’’

K.	The Parties have now reached a final agreement on the consolidation of the 3010 and 3012 Projects and the delivery of power from GEM to Edison which provides, among other things, for (i) the potential for Ormesa to deliver GEM power to Edison from a combined project consisting of the 3010 and 3012 Projects and GEM, (ii) an increase in the amount of electricity to be sold to Edison from the combined project of up to 6.5 MW more than the

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previous amounts that were covered by the 3010 Contract and the 3012 Contract, which incremental amount will receive an energy only price, (iii) the termination of the 3012 Contract and the Interim Agreement, and (iv) the settlement of the Dispute, the FERC Dispute and the Maintenance Hours Dispute.

L.	By this Agreement, the Parties wish to settle and resolve the Dispute, the FERC Dispute and the Maintenance Hours Dispute as specified in this Agreement and to avoid further litigation with respect to the 3010 and 3012 Contracts and GEM deliveries.

M.	Concurrently with this Agreement, the Parties and Ormat Technologies, Inc. are executing Amendment No. 2 to the 3010 Contract (‘‘Amendment No. 2’’) to effectuate the consolidation of the 3010 and 3012 Projects under the 3010 Contract; and the Parties are executing a Contract Termination Agreement that terminates the 3012 Contract (‘‘Termination Agreement’’).

AGREEMENT

In consideration of the mutual promises and covenants and agreements hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Effective Date

This Agreement shall become binding when it is executed by duly authorized representatives of each of the Parties, except that the entirety of Sections 4 and 5 below shall only become effective at 12:01 a.m. on the first day on which each of the following has occurred (‘‘Effective Date’’): (i) execution of Amendment No. 2 by duly authorized representatives of the Parties and Ormat Technologies, Inc.; (ii) execution of the Termination Agreement by duly authorized representatives of the Parties; and (iii) payment by Ormesa to Edison of the sum of $1,150,000 (one million one hundred fifty thousand dollars) as provided in Amendment No. 2 and this Agreement.

2.	Other Agreements

Concurrently with this Agreement, the Parties and Ormat Technologies, Inc. shall execute Amendment No. 2 and the Parties shall execute the Termination Agreement.

3.	Settlement Payment

Ormesa shall pay Edison the sum of $1,150,000 (one million one hundred fifty thousand dollars) within five (5) days after the execution of Amendment No. 2.

4.	Mutual Releases

Effective upon the Effective Date, Edison (on behalf of itself, its predecessors, successors, and assigns by operation of law or otherwise), on the one hand, and Ormesa (on behalf of itself, its predecessors, successors, and assigns by operation of law or otherwise), on the other hand, shall be deemed to have released, and forever discharged, as of the Effective Date, each other and each other’s present and former affiliates, parents, directors, officers, shareholders, partners, employees, agents, representatives, attorneys, insurers, predecessors, assigns, and successors in interest, from any and all claims, actions, causes of action, regulatory challenges, liabilities, breaches of contract, offsets, defenses, demands, losses, and damages of any kind whatsoever, whether known or unknown, asserted or unasserted, suspected or unsuspected, which may now exist or which may hereafter accrue, arising out of, relating to, concerning, or connected with: (1) the Dispute; (2) the FERC Dispute; provided that Edison reserves the right to enforce, on a prospective basis from and after November 23, 2004 – the date on which FERC’s denial of Ormesa’s application for rehearing with respect to FERC’s order on Ormesa’s application for recertification of the 3012 Project became final – the QF certifications of the 3010 Project, the 3012 Project and any other generating facility, consistent with FERC precedent; and (3) the Maintenance Hours Dispute and the use, scheduling and/or crediting of maintenance hours for

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the 3010 and 3012 Projects, prior to the Effective Date; provided this release shall not affect the Parties’ rights and/or obligations pursuant to Sections 2.7, 2.8 and 2.10 of Amendment No. 2.

Edison’s prospective release associated with the FERC Dispute, as set forth in subclause (2) above, shall apply to the generating facilities owned or controlled by Ormesa, as well as to the generating facilities owned or controlled by any affiliate of Ormesa. Edison’s reservation of rights in subclause (2) above is without prejudice to any defenses or counterclaims that Ormesa or its affiliates may assert.

5.	Waiver of Civil Code § 1542

Each of the Parties believes it is fully familiar with the facts giving rise to this Agreement and the releases contained herein, and agrees that this Agreement shall remain fully effective and binding as to each of them even if the facts turn out to be different from what they now believe them to be. Each of the Parties further acknowledges that the releases set forth in Section 4 of this Agreement extend to claims which are presently unknown as well as to known claims. As to the specific matters released in Section 4, each of the Parties waives the benefits of California Civil Code § 1542, which provides:

‘‘A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.’’

This waiver of California Civil Code § 1542 applies to the specific matters released in Section 4 of this Agreement only, and is not intended to create a general release as to all claims, or potential claims, related to the 3010 and 3012 Contracts or between the Parties.

6.	Confidentiality

6.1	The terms and conditions of this Agreement are confidential. Therefore, except for disclosing that the Dispute, the FERC Dispute and the Maintenance Hours Dispute have been settled and except as otherwise provided in this Section, each of the Parties agrees, for a period of three (3) years from the Effective Date, not to voluntarily disclose the terms and conditions of this Agreement to any third party without the prior written consent of the other Party. The Parties, or any of them, may make such disclosures as are required by law, after taking reasonable precautions to protect the confidentiality of relevant materials, and may make Securities and Exchange Commission filings which describe this settlement only in summary terms or otherwise by revealing only the minimum detail required by applicable law and in a manner consistent with the confidential nature of this Agreement. If any Party is served with a subpoena, request for production, or other form of discovery (‘‘Discovery Request’’) which requires disclosure of the Agreement or any of its terms or conditions, such Party shall promptly give written notice thereof to the other Party and, unless otherwise expressly required, shall not comply with the Discovery Request until the other Party has had a reasonable opportunity (not to exceed the deadline set by applicable law for compliance with the Discovery Request) to challenge it. In addition, the Parties may disclose this Agreement and its terms and conditions to the following persons, provided that the disclosing Party shall be responsible for any disclosure by the recipients (other than courts and public agencies) that is not authorized by this Agreement:

a.	the Commission and its divisions and state and federal tax authorities, and attorneys and consultants representing any of the Parties in proceedings pending or to be commenced before such authorities, to the extent necessary to comply with applicable law or to the extent reasonably necessary in any regulatory proceeding specifically related to the 3010 and 3012 Contracts and the Interim Agreement or the Parties’ performance under the 3010 and 3012 Contracts and the Interim Agreement, provided that in making such disclosures, the disclosing Party shall take such steps as are reasonable to maintain the confidentiality of the Agreement and its terms and conditions with respect to third parties other than such authorized regulatory authorities, attorneys, and consultants;

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b.	the Parties’ accountants, lawyers, and their staffs, to the extent necessary in connection with the preparation, review, or audit of financial records or financial statements and to the extent necessary to comply with applicable tax and securities laws and regulations; and

c.	a court (under seal or mutually satisfactory protective order, if permitted by the court) and to attorneys of the Parties and other professionals in connection with any action to enforce this Agreement pursuant to Code of Civil Procedure section 664.6, or suit for breach thereof.

6.2	The Parties agree that monetary damages would not be sufficient to compensate a Party hereto for any breach of the provisions of Section 6.1, and further agree that equitable remedies, including injunctive relief, would be appropriate to enforce those provisions.

7.	Representations and Warranties by Edison

Edison represents and warrants that: (i) it has not assigned or transferred, or purported to assign or transfer, voluntarily, involuntarily, or by operation or law, any claims, causes of action, or rights alleged in, arising out of, or relating to any of the matters being released pursuant to Section 4 of this Agreement; and (ii) the person signing this Agreement in a representative capacity on its behalf has full authority to do so without the need to obtain any consent or approval which has not been obtained.

8.	Representations and Warranties by Ormesa

Ormesa represents and warrants that: (i) it has not assigned or transferred, or purported to assign or transfer, voluntarily, involuntarily, or by operation of law, any claims, causes of action, or rights alleged in, arising out of, or relating to any of the matters being released pursuant to Section 4 of this Agreement; and (ii) the person signing this Agreement in a representative capacity on its behalf has full authority to do so without the need to obtain any consent or approval which has not been obtained.

9.	Further Cooperation

The Parties agree to cooperate promptly and fully in providing and/or executing such additional documents and taking such other actions as may be reasonably necessary to effectuate the provisions of this Agreement. Edison further agrees to make a timely and appropriate request for Commission approval of this Agreement, which may be in its next Energy Resource Recovery Application, and to diligently and in good faith pursue such Commission approval, including timely and properly responding to requests for information and taking any resonable actions as requested by the Commission. Edison agrees to keep Ormesa informed as to the status of such request for approval and to cooperate in good faith with Ormesa in connection with such request for Commission approval. Notwithstanding anything in this Agreement to the contrary, Edison shall have no obligation to seek rehearing or to appeal a Commission decision which disallows the recovery by Edison of any amounts paid or to be paid under this Agreement, fails to approve this Agreement, or which contains findings with conditions or modifications unacceptable to any Party.

10.	Review of Agreement and Construction

The Parties acknowledge that their designated representatives have read and understand this Agreement and further acknowledge that, in entering into this settlement, they have been advised by attorneys of their choice. Further, each Party has cooperated and participated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any Party on the basis that the Party was the drafter.

11.	Unique Circumstances; No Effect on Other Parties and Agreements

The Parties acknowledge that this Agreement is and will be the product of each Party’s concessions and unique circumstances, and that this Agreement is not intended to set a precedent for Edison’s transactions with sellers or other power suppliers or other facilities.

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12.	No Admission

Each Party acknowledges that neither this Agreement nor Amendment No. 2 or the Termination Agreement (nor any of the provisions contained in this Agreement, Amendment No. 2 or the Termination Agreement) constitute an admission of liability as to any claim, and each Party expressly denies any such liability. Neither this Agreement nor Amendment No. 2 or the Termination Agreement constitutes a finding of fact with respect to any matters that may exist or may arise between the Parties or their affiliates, nor may they be used by any Party as evidence for any purpose, except solely for the enforcement or interpretation of this Agreement, Amendment No. 2 and/or the Termination Agreement.

13.	No Other Representations

Each of the Parties acknowledges that no other Party or any other person has made any promises, representations, or warranties which are not expressly contained in this Agreement, Amendment No. 2 or the Termination Agreement to induce any of the Parties to enter into this Agreement, Amendment No. 2 and the Termination Agreement, and the Parties acknowledge that they have not entered into this Agreement, Amendment No. 2 or the Termination Agreement in reliance on any promises, representations, or warranties not contained therein. This Agreement, Amendment No. 2 and the Termination Agreement shall constitute the entire agreement between the Parties concerning the subject matters of this Agreement, Amendment No. 2 and the Termination Agreement and shall supersede any previous communications on these subjects.

14.	Successors and Assigns

Each provision of this Agreement shall inure to the benefit of, and be binding on, the successors and assigns of the Parties.

15.	Amendments

This Agreement shall not be amended or modified by any of the Parties, except by an instrument in writing executed by both Parties.

16.	Waiver

None of the provisions of this Agreement, including this Section, shall be considered waived by either Party except when such waiver is given in writing. The failure of either Party to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights hereunder shall not be construed as waiver of any such provisions or the relinquishment of any such rights for the future, but the same shall continue and remain in full force and effect.

17.	Governing Law and Construction

This Agreement shall be interpreted, governed, and construed under the laws of the State of California as if executed and to be performed wholly within the State of California (without giving effect to choice of laws provisions that might apply the laws of a different jurisdiction).

18.	Expenses

Except as provided in this Agreement, each of the Parties shall pay its own costs and expenses, including attorneys’ fees, incurred in connection with the Dispute, the FERC Dispute, the Maintenance Hours Dispute and the negotiation and preparation of this Agreement, Amendment No. 2 and the Termination Agreement and their implementation, including but not limited to costs and expenses incurred in preparing stipulations, making motions, and obtaining Commission approval of this Agreement.

19.	Execution and Counterparts

This Agreement may be executed in counterparts, each of which will be deemed to be an original and all of which taken together shall constitute a single instrument. This Agreement may be executed by signature via facsimile transmission which shall be deemed the same as an original signature.

6

20.	Headings

The headings used in this Agreement are for convenience and reference purposes only, and shall not be construed as the actual terms of the Agreement.

21.	Notices

Each notice which any Party gives under or in connection with this Agreement shall be in writing and shall be deemed given as follows: (i) notice by facsimile or hand delivery shall be deemed given at the close of business on the day actually received, if received during business hours on a business day, and otherwise shall be deemed given at the close of business on the next business day; (ii) notice by overnight mail or courier service shall be deemed given on the next business day after it was sent out; and (iii) notice by first class United States mail shall be deemed given two (2) business days after the postmarked date.

Notice shall be addressed to the Parties as follows:

If to Edison:	Southern California Edison Company Renewable and Alternative Power Department Manager, Contract Administration 2244 Walnut Grove Avenue Rosemead, California 91770 Facsimile: (626) 302-9622
With a copy to:
Southern California Edison Company Law Department Manager, Power Procurement Section 2244 Walnut Grove Avenue Rosemead, California 91770 Facsimile: (626) 302-1904

If to Ormesa:	Ormesa LLC c/o Ormat Nevada, Inc. 6625 Neil Road Reno, Nevada 89511 Facsimile: (775) 356-9039

22.	Signatures

IN WITNESS WHEREOF, the Parties hereto have caused this agreement to be executed by their duly authorized representatives on the dates indicated below the signatures.

SOUTHERN CALIFORNIA EDISON COMPANY, a California corporation	ORMESA LLC, a Delaware limited liability company
By:	By:
Name: Pedro J. Pizarro	Name:
Title: Senior Vice President, PPBU	Title:
Date:	Date:

7

Southern California Edison

APPENDIX D

East Mesa Lease Map

Appendix D	East Mesa Lease Map

APPENDIX D

Southern California Edison

APPENDIX E

Equipment of Consolidated Projects

Appendix E	Equipment of Consolidated Projects

Appendix E

Equipment of Consolidated Projects

3010 Project Equipment

Ormesa 1

Unit	KW rating	KVA	Generator Brand	Generator Serial No.	Application
OEC 1	12,000	15,000	Brush	410063	Binary
OEC 32	1,200		Ormat	527-5	Binary
OEC 2	10,000	12,500	Kato	15013-01	Binary
OEC 31	1,200		Ormat	534-4	Binary

Ormesa 1E

Unit	KW rating	KVA	Generator Brand	Generator Serial No.	Application
OEC1	1,200		Ormat	534-3	Binary
OEC 2	1,200		Ormat	527-6	Binary
OEC 3	1,200		Ormat	BB 550-1	Binary
OEC 4	1,200		Ormat	BB 550-10	Binary
OEC 5	1,200		Loher	5-106-397	Binary
OEC 6	1,200		Ormat	BB 636-3	Binary
OEC 7	1,200		Ormat	BB 650-20	Binary
OEC 8	1,200		Ormat	527-4	Binary
OEC 9	1,200		Ormat	527-3	Binary
OEC 10	1,200		Ormat	527-1	Binary
OEC 11	1,200		Ormat	AF-581-2	Binary
OEC 12	1,200		Ormat	AF-581-1	Binary

Ormesa 1H

Unit	KW rating	KVA	Generator Brand	Generator Serial No.	Application
OEC 11	1,200		Ormat	AP-531-2	Binary
OEC 21	1,200		Ormat	AC-653-8	Binary
OEC 12	1,200		Ormat	BB 636-4	Binary
OEC 22	1,200		Ormat	AC-653-3	Binary
OEC 13	1,200		Ormat	AD-531-1	Binary
OEC 23	1,200		Ormat	AC-653-10	Binary
OEC 14	1,200		Keller	10122004147938	Binary
OEC 24	1,200		Ormat	AC-653-2	Binary
OEC 15	1,200		Ormat	AC-653-1	Binary
OEC 25	1,200		Ormat	AC-653-6	Binary
OEC 16	1,200		Ormat	AC-653-9	Binary
OEC 26	1,200		Ormat	AC-653-5	Binary

3012 Project Equipment

Unit	KW rating	KVA	Generator Brand	Generator Serial No.	Application
OEC 21	12,000	15,000	Brush	410041-01	Binary
OEC 22	12,000	15,000	Brush	410041-02	Binary

GEM Equipment

Unit	KW rating	KVA	Generator Brand	Generator Serial No.	Application
GEM 2	18,500	24,000	Mitsubishi	188181801	Flash
GEM 3	18,500	24,000	Mitsubishi	288181801	Flash
GEM Bottoming	8,000	10,000	Kato	17965	Binary

    Appendix E

Southern California Edison

APPENDIX F

Annual Contract Capacity Demonstration Protocol and Criteria

Appendix F	Annual Contract Capacity Demonstration Protocol and Criteria

Southern California Edison

APPENDIX F

ANNUAL CONTRACT CAPACITY DEMONSTRATION PROTOCOL AND CRITERIA

1)	Annual Contract Capacity Demonstration Date:
a)

An Annual Contract Capacity Demonstration (“Capacity Demonstration”) shall be held on a non-holiday weekday, within the Peak Months, that is agreed to by Edison and Seller. If, by June 1 of a particular year, Edison and Seller have not agreed upon a date for the Capacity Demonstration, Edison shall select a date for that year. At its discretion, Edison may request that the Capacity Demonstration be held on a non-holiday weekday in a non-Peak Month.

b)

Either Party may request to reschedule the originally scheduled Capacity Demonstration date upon one week’s written Notice sent by facsimile transmission or e-mail to the other Party. However, the Capacity Demonstration may only be rescheduled once per year. Moreover, once the Capacity Demonstration has commenced, subject to Section 7b below, it cannot be terminated or rescheduled for any reason whatsoever.

2)	Capacity Demonstration Period:

The Capacity Demonstration period shall commence at 12:00 p.m. (noon) on the selected day and end at 6:00 p.m. of the same day.

3)	Satisfactory Demonstration:
a)

Seller shall operate at a rate of delivery (net of line losses to the Point of Interconnection as specified below) which is equal to or greater than a Contract Capacity of 46,500 kWh/h, as specified in Sections 1.3 and 4.4.9 of the Contract, during each and every Edison metering interval within the Capacity Demonstration period.

b)

For the Capacity Demonstration, the rate of delivery (kWh/h) means the energy (kWh) recorded by the Testing Tools, as defined in Section 4 below, within an Edison metering interval times the number of intervals within an hour, adjusted for the Interconnecting Utility loss factors. The Interconnecting Utility is Imperial Irrigation District (“IID”). For example, a 15-minute energy recording would be multiplied by four to obtain the rate of delivery in kWh/h units, and then multiplied by 0.97 to adjust for a 3% IID loss factor.

Appendix F	Annual Contract Capacity Demonstration Protocol and Criteria

Southern California Edison

During the Capacity Demonstration, the IID loss factors to be utilized shall be those published for the period of the Capacity Demonstration, or those for the prior year if the current year loss factors are not available before the Capacity Demonstration begins.

4)	Testing Tools:

The rate of delivery for the Capacity Demonstration is to be determined using Edison’s meter, installed and maintained at Seller’s expense, as shown on Appendix H and Edison’s data recorder.

5)	Representation and Access:
a)	Edison representatives (normally one to three) may attend the setup and operation of the Capacity Demonstration.
b)	Edison representatives may also, concurrently with the Capacity Demonstration, conduct a site inspection of the Generating Facility and associated facilities, systems and equipment.
c)	Edison shall have access to and copies of control room logs, control system display screens, and instrumentation data before, during and after the Capacity Demonstration.
d)	Generating Facility personnel may be present during both the Capacity Demonstration and site inspection at the Seller’s option.
6)	Cost of Capacity Demonstration:

Each Party shall bear its own costs of the Capacity Demonstration.

7)	Remedial Action for Failing the Capacity Demonstration:
a)

Should the Seller fail to operate at a rate of delivery (net of line losses to the Point of Interconnection as specified above) which is equal to or greater than a Contract Capacity of 46,500 kWh/h, as specified in Sections 1.3 and 4.4.9 of the Contract, during each and every Edison metering interval during the Capacity Demonstration period, Seller shall pay to Edison as liquidated damages $50/kW based on the difference between 46,500 kWh/h and Seller’s lowest rate of delivery during any Edison metering interval during the Capacity Demonstration period.

b)

If the Seller fails to demonstrate Contract Capacity of a 46,500 kW due to an abnormal and unforeseeable operating condition, as verified and determined at Edison’s sole discretion, an additional Capacity Demonstration may be scheduled, provided there is time remaining within the current year’s Peak Months or such other month as Edison may select.

Appendix F	Annual Contract Capacity Demonstration Protocol and Criteria

Southern California Edison

APPENDIX G

Metering One Line

Appendix G	Metering One Line

ORMSEA Metering One Line

SCE System
Mirage Sub
IID System
M_A
S_A = Scheduled Deliveries at Mirage
At Highline Substation (2 parallel meters IID&SCE)
1 East
1 West
1 E
1 H
Ormesa 1
Various Pump Loads
M_B
M_C
2 North
2 South
Ormesa 2
GEM-2
GEM-3

Southern California Edison

APPENDIX H

Capacity Payment Schedule

Appendix H	Capacity Payment Schedule

APPENDIX H

TABLE P

SOUTHERN CALIFORNIA EDISON COMPANY

ANNUAL CAPACITY PAYMENT SCHEDULE FOR STANDARD OFFER NO. 2

FOR FIRM POWER PURCHASES

Line No.	Year of Initial Delivery	$/kW – yr. (Based on 80% CF) Contract Term (Years)
		1	5	10	15	20	25	30
		(1)	(2)	(3)	(4)	(5)	(6)	(7)
1.	1982	66	74	85	97	106	113	118
2.	1983	70	80	92	105	114	121	127
3.	1984	76	86	100	113	123	131	137
4.	1985	81	93	108	122	132	141	147
5.	1986	87	100	117	131	143	152	158
6.	1987	94	107	127	142	154	163	170
7.	1988	101	117	137	153	166	176	184
8.	1989	109	128	149	165	179	189	198

Appendix H, Amendment No.2	Table P

Southern California Edison

APPENDIX I

Maintenance Outage Scheduling Procedures

Appendix I	Maintenance Outage Scheduling Procedures
Qualifying Facility Maintenance Outage Scheduling Procedures

I.	Applicability

The Qualifying Facility Maintenance Outage Scheduling Procedures (“Maintenance Procedures”) apply to the scheduling of an outage on a QF generating facility as a result of planned maintenance to keep the generating facility in suitable operating condition. A maintenance outage, whether full or partial, must be scheduled prior to the actual event and must be of a predetermined duration. These Maintenance Procedures are applicable only to firm capacity contracts with a provision for maintenance credit.

II.	Contract Provisions

Presented in this section is a general overview of the standard contract provisions concerning scheduled maintenance, as well as some of SCE’s administrative principles derived from these provisions. The standard provisions may not be found in all QF contracts. The QF should always refer to its contract for any variations in the scheduled maintenance provisions. In the event of a conflict between the QF’s contract and the overview in this Section II, the QF’s contract shall govern.

A.	Many Standard Offer and negotiated firm capacity contracts establish the following notification requirements for scheduled outages:

Outage Duration	Notification Required
Less than 1 day	24 hours
1 day or more (except Major Overhaul)	1 week
Major Overhaul*	6 months

Notification requirements in each contract will be strictly enforced.

*A Major Overhaul is a one-day-or-more maintenance outage that is scheduled six months or more in advance. During a Major Overhaul, the unit may not carry any load, except for testing purposes. A Major Overhaul may not be scheduled to occur during peak months, currently June, July, August, and September.

B.	Many Standard Offer and negotiated firm capacity contracts provide for adjustments to firm capacity and bonus payments for scheduled maintenance. The adjustments may be summarized as follows:

TOU Period Performance Factor	=	TOU Preiod kWhs
0.8 x Contract Capacity x (TOU Period Hours – TOU Allowable Maintenance Hrs)

and

TOU Period Capacity Factor	=	TOU Preiod kWhs
Contract Capacity x (TOU Period Hours – TOU Allowable Maintenance Hrs)

SCE calculates Allowable Maintenance Hours (i.e., maintenance credit or capacity credit) as follows, by TOU period:

Allowable Maintenance Hours (TOU period) = Sum of the Hourly Credit Values for the TOU period

Note: These procedures are subject to change as necessary.
Southern California Edison	Page 1	April 4, 2007

Qualifying Facility Maintenance Outage Scheduling Procedures

Hourly Credit Value is defined in Section IV-B-1.

C.	Many Standard Offer and negotiated firm capacity contracts also set the following allowances for scheduled maintenance:
1.	Scheduled maintenance shall not exceed a total of 30 on-peak hours in a calendar year.
2.	Scheduled maintenance, not including Major Overhauls, shall not exceed a total of 840 hours in any 12-month period.
3.	Unused hours from the 840-hour allotment may be accumulated up to a maximum of 1080 hours to be used for Major Overhauls.

The hours from the 840-hour allotment may be used on a non-consecutive basis by scheduling separate maintenance outages. This is in direct contrast to the accumulated hours, which can only be used consecutively once a year. Moreover, all maintenance hours must be used in one-hour increments.

The 30-on-peak-hour allotment is part of, not in addition to, the 840-hour allotment. The number of available hours in the on-peak allotment shall never be more than the number of unused hours in the 840-hour allotment.

D.

Many Standard Offer and negotiated firm capacity contracts further require the QF to make reasonable efforts to scheduled routine maintenance outside the Peak Months, currently June, July, August, and September.

III.	Scheduling Procedure
A.	All maintenance outages must be reported to SCE in advance. The QF is solely responsible for meeting the advance notice requirement.
B.	Notifications of maintenance schedule and requests for maintenance credit should be directed to SCE via the Web-based QF Outage Scheduling System (“Web Scheduler”) at:

http://www3.sce.com/sscc/qf/qf.nsf

If the Web Scheduler is unavailable, notifications of maintenance schedule and requests for maintenance credit should be e-mailed to SCE at GenerationOutage@sce.com.

C.	Please have the following information ready when scheduling maintenance:

RAP ID (QFID)

Web Scheduler Password

Unit Number (if applicable)

Outage Period*

Date and time the unit is expected to be taken off-line

Date and time the unit is expected to return to service

Scheduled Output**

Capacity output, in kW, which will be on-line during Outage Period

Reason for Outage

Capacity Credit Period***

Date and time maintenance credit is requested to begin

Note: These procedures are subject to change as necessary.
Southern California Edison	Page 2	April 4, 2007

Qualifying Facility Maintenance Outage Scheduling Procedures

Date and time maintenance credit is requested to end

*If capacity credit is requested for an outage, the Outage Period must be the same as the Capacity Credit Period. If the Outage Period is different from the Capacity Credit Period, no credit will be given.

**For QFs which track Maintenance Hours separately for each generating unit, please provide the expected Scheduled Output for the unit being scheduled for maintenance.

***The Capacity Credit Period information is not applicable if the QF requests that no credit be applied to the outage.

D.	After an outage has been scheduled through the Web Scheduler, a confirmation of receipt can be printed for verification. The QF is solely responsible for data accuracy.
E.	SCE’s Real-Time Generation Desk and/or local switching center should also be informed of the maintenance outage. The Real-Time Generation Desk telephone number is (626) 307-4410.
IV.	Maintenance Credit Evaluation

After a request for maintenance credit has been submitted, evaluation of maintenance credit does not take place until SCE receives the QF’s Production Output data. Production Output, in kWh per hour, is defined as the QF’s power delivery on which its capacity payment is calculated. Once the Production Output data is available, SCE calculates the maintenance credit (and the associated allotment debit) following these steps:

A.

A Benchmark Capacity shall be determined for every scheduled maintenance outage. Benchmark Capacity is defined as the highest hourly Production Output, not to exceed Contract Capacity, at or after the time of outage notification, and before the start of the outage. If the outage is rescheduled, the most recent notification time shall be used in defining Benchmark Capacity. If the outage is extended, or its Scheduled Output is updated, the previous notification time shall be used in defining Benchmark Capacity.

In the special case of a less-than-one-day maintenance outage that directly follows another less-than-one-day maintenance outage, Benchmark Capacity of the outage that follows is defined as the highest hourly Production Output, not to exceed Contract Capacity, between these two outage periods. In the event of back-to-back, less-than-one-day outages, Benchmark Capacity for the second outage shall be zero.

B.	For each hour in the Outage Period, an Hourly Credit Value and Hourly Debit Value shall be calculated:
1.

Hourly Credit Value is based on the difference between Benchmark Capacity and Production Output for the hour, or the difference between Benchmark Capacity and Scheduled Output for the hour, whichever difference is smaller.

Hourly Credit Value = ( Delta / Benchmark Capacity ) * 1 hour where Delta is the greater of

Benchmark Capacity minus the greater of Scheduled Output or Production Output

Note: These procedures are subject to change as necessary.
Southern California Edison	Page 3	April 4, 2007

Qualifying Facility Maintenance Outage Scheduling Procedures

or

zero

2.

Hourly Debit Value is based on the difference between Benchmark Capacity and Scheduled Output for the hour, unless this difference is less than Scheduled Output Deviation for the hour, in which case Hourly Debit Value shall be based on the deviation amount. (Scheduled Output Deviation is defined as the absolute difference between Production Output and Scheduled Output.)

Hourly Debit Value = Normalized Delta * 1 hour

where Normalized Delta is the greatest of

( Benchmark Capacity - Scheduled Output ) / Benchmark Capacity

or

( Scheduled Output - Production Output ) / Scheduled Output

or

( Production Output - Scheduled Output ) / Production Output

In case of division by zero, the value being calculated shall be zero.

C.

For each hour in the Outage Period, the Hourly Credit Value shall be applied, by TOU, to the Performance Factor and/or the Capacity Factor, according to Section II-B, and the associated Hourly Debit Value shall be deducted, by TOU where applicable, from the appropriate allotment(s) in Section II-C. Once the allotment balance reaches zero or becomes negative (i.e., the hours available for scheduled maintenance have been exhausted), no more Hourly Credit Values shall be applied to the Performance or Capacity Factor.

D.

After all the Hour Credit Values and Hourly Debit Values have been applied, the final monthly TOU Allowable Maintenance Hours and allotment balances shall be rounded to the nearest whole number. However, all intermediate computations leading up to the final result shall be carried out with appropriate numeric precision.

Note: The above description of the evaluation process assumes that the outage request was properly submitted with sufficient advance notice and was approved by SCE. Any deviation from the proper scheduling protocol can result in reduced maintenance credit or increased allotment debit.

V.	Other Procedures and Administrative Principles
A.

A maintenance outage, except for a Major Overhaul, may be rescheduled if the request to reschedule is received by SCE via the Web Scheduler no later than 5:00 a.m. on the day before the outage was previously scheduled to begin. For example, if the outage was previously scheduled to begin on Monday, the request to reschedule must be received by SCE no later than 5:00 a.m. on Sunday. The new outage must also meet the notification requirements stated in Section II-A. An outage may be rescheduled more than once.

B.	A Major Overhaul may be rescheduled provided:

Note: These procedures are subject to change as necessary.
Southern California Edison	Page 4	April 4, 2007

Qualifying Facility Maintenance Outage Scheduling Procedures

1.	The scheduling requirements for the original outage have been met;
2.	The rescheduled outage begins six months or more after the original (first) outage notification date and time;
3.	The notification to reschedule is made at least one week before the outage was previously scheduled to begin; and
4.	There is at least a one-month period between the notification to reschedule and the commencement of the rescheduled outage.

A Major Overhaul may be rescheduled more than once.

C.

All maintenance outages may be extended by notifying SCE of the extension via the Web Scheduler no later than 5:00 a.m. on the day before the outage was previously scheduled to end. For example, if the outage was previously scheduled to end on Monday, the request for extension must be received by SCE no later than 5:00 a.m. on Sunday. An outage may be extended more than once.

Note: For less-than-one-day outages, the extension cannot result in a total outage duration greater than 23 hours.

D.

If the scheduled maintenance is canceled, a cancellation notice is required and must be received by SCE via the Web Scheduler no later than 5:00 a.m. on the day before the outage was scheduled to begin.

E.

The Scheduled Output should always follow the Production Output as closely as possible. If a change in the Production Output is anticipated or occurs during a maintenance outage prior to 5:00 a.m. on the day before the outage is scheduled to end, the Scheduled Output should be updated as soon as possible via the Web Scheduler. Multiple updates can be submitted if necessary. Scheduled Output cannot be updated after the outage is over.

F.	SCE’s Real-Time Generation Desk and/or local switching center should also be informed of any changes in the outage schedule.
G.	A maintenance outage must not overlap another outage already scheduled on the same unit.
H.

Maintenance credit will be given from the 840-hour allotment unless the QF notifies SCE of the outage (Major Overhaul) six months or more in advance. If notice is given at least six months in advance, the credit will be given from the accumulated hours. Should the QF use up all of its available accumulated hours during a Major Overhaul, additional credit may be taken from the 840-hour allotment, up to the allowable limit, provided a written request has been submitted to SCE.

I.

In determining the beginning and ending of an outage, all times are rounded to the nearest hour. For examples, 11:29 = 11:00 and 11:30 = 12:00. For a less-than-one-day outage, the rounding shall never result in a duration of more than 23 hours. Also, 24:00 will be treated as 00:00 of the following day. For example, 1/1/2000 24:00 will become 1/2/2000 00:00.

VI.	Non-Compliance

A material failure to comply with the Maintenance Procedures will result in loss of claimed maintenance credits. SCE also reserves the right to seek recovery of any and all losses it incurs as a result of a QF’s

Note: These procedures are subject to change as necessary.
Southern California Edison	Page 5	April 4, 2007

Qualifying Facility Maintenance Outage Scheduling Procedures

failure to comply with these Maintenance Procedures, including, but not limited to, recovery of imbalance charges paid by SCE. In addition, repeated failure to comply with the Maintenance Procedures may be deemed by SCE to be a material breach of contract and SCE may seek to rely on such repeated failure as justifying contract termination.

Note: These procedures are subject to change as necessary.
Southern California Edison	Page 6	April 4, 2007

Southern California Edison

APPENDIX J

Maintenance Hour Allowance for Capacity Credit

Appendix J	Maintenance Hour Allowance for Capacity Credit

APPENDIX J

Maintenance Hour Allowance for Capacity Credit

	Contract Capacity	Capacity Price	Maint Allowance Balance as of 12/31/06 (hrs)	Maint Hr factor	Maint Allowance Balance w/ Consolidation as of 12/31/06 (hrs)
Ormesa I	31,500	$170.00	365	0.659889094	241
Ormesa II	15,000	$184.00	194	0.340110906	66
Consolidated	46,500	$174.52		1.000000000	307

Ormesa 1 (QFID 3010)		Hours			Ormesa II (QFID 3012)		HOURS
From	To	Allowed	Annual Used	Balance	From	To	Allowed	Annual Used	Balance
1/1/2006	2/1/2006	98	671	169	1/1/2006	2/1/2006	36	420	420
2/1/2006	3/1/2006	75	739	101	2/1/2006	3/1/2006	47	433	407
3/1/2006	4/1/2006	108	840	0	3/1/2006	4/1/2006	37	444	396
4/1/2006	5/1/2006	0	840	0	4/1/2006	5/1/2006	37	443	397
5/1/2006	6/1/2006	15	840	0	5/1/2006	6/1/2006	72	466	374
6/1/2006	7/1/2006	0	840	0	6/1/2006	7/1/2006	46	512	328
7/1/2006	8/1/2006	16	735	105	7/1/2006	8/1/2006	13	462	348
8/1/2006	9/1/2006	44	723	117	8/1/2006	9/1/2006	53	463	377
9/1/2006	10/1/2006	0	739	101	9/1/2006	10/1/2006	0	495	435
10/1/2006	11/1/2006	62	797	43	10/1/2006	11/1/2006	84	450	390
11/1/2006	12/1/2006	74	545	195	11/1/2006	12/1/2006	170	611	229
12/1/2006	1/1/2006	81	573	267	12/1/2006	1/1/2006	87	682	158
1/1/2007	2/1/2007			365	1/1/2007	2/1/2007			194

Consolidated of Ormesa I & II		HOURS
From	To	Allowed	Annual Used	Balance
1/1/2006	2/1/2006	77	586	254
2/1/2006	3/1/2006	65	635	205
3/1/2006	4/1/2006	84	705	135
4/1/2006	5/1/2006	13	705	135
5/1/2006	6/1/2006	34	713	127
6/1/2006	7/1/2006	16	728	112
7/1/2006	8/1/2006	15	652	188
8/1/2006	9/1/2006	47	635	205
9/1/2006	10/1/2006	0	625	215
10/1/2006	11/1/2006	69	679	161
11/1/2006	12/1/2006	107	633	207
12/1/2006	1/1/2007	83	610	230

1/1/2007	2/1/2007			307

NOTE: Major Overhaul hours allowed for both Ormesa I and II, as of December 31, 2006, are at the maximum allotment of 1,080 hours at each facility. Therefore, the Major Overhaul hours balance for the Consolidation of 3010 and 3012 is 1,080 hours. If either Ormesa I or II utilize maintenance hours from this category, prior to the Effective Date, a similar calculation as above will be performed to determine the Consolidation Major Overhaul hours balance.

Appendix J	-1-	Maintenance Hour Allowance for Capacity Credit

APPENDIX J

SOUTHERN CALIFORNIA EDISON		RAP ID:	3010
		Payment from:	12/01/2006
		Payment to:	01/01/2007
	Contract Manager:	Number of days:	31
P.O. Box 800	Michele Walker	Statement ID:	51318
Rosemead, CA	626-302-8908	Date prepared:	01/26/2007
91770

MAINTENANCE HOURS ALLOWANCE

UNIT: 1

ANNUAL

MAINTENANCE HOURS ALLOWED: 840

PAYMENT FROM	TO	ALLOWED	ON PEAK	MID PEAK	OFF PEAK	SUP OFF PEAK	ANNUAL USED	PERIOD END BALANCE

01/01/2006	02/01/2006	98	0	44	33	21	671	169
02/01/2006	03/01/2006	75	0	40	21	14	739	101
03/01/2006	04/01/2006	108	0	41	41	26	840	0
04/01/2006	05/01/2006	0	0	0	0	0	840	0
05/01/2006	06/01/2006	15	0	8	3	4	840	0
06/01/2006	07/01/2006	0	0	0	0	0	840	0
07/01/2006	08/01/2006	16	16	0	0	0	735	105
08/01/2006	09/01/2006	44	10	15	19	0	723	117
09/01/2006	10/01/2006	0	0	0	0	0	739	101
10/01/2006	11/01/2006	62	0	27	20	15	797	43
11/01/2006	12/01/2006	74	0	31	27	16	645	195
12/01/2006	01/01/2007	81	0	35	29	17	573	267

MAJOR OVERHAUL

MAJOR OVERHAUL HOURS ALLOWED: 1080

ROLLOVER			UNUSED ANNUAL HOURS				YEAR END BALANCE

2003				677				1080
2004				754				1080
2005				267				1080

PAYMENT FROM	TO	ALLOWED	ON PEAK	MID PEAK	OFF PEAK	SUP OFF PEAK	YTD USED	YTD AVAILABLE

NOTES

Outages shall not exceed 30 peak hours for the peak months or 840 hours (35 days) in any 12 month period.

Appendix J, Amendment No. 2	3010 maintenance Hours Allowance

Southern California Edison

APPENDIX K

Draft Letter and

Specifications for Gould Facility

Appendix K	Draft Letter and Specifications for Gould Facility

Southern California Edison

APPENDIX K

DRAFT Letter

[Month Day ], 2007

VIA FIRST CLASS MAIL

Mr. Stuart Hemphill

Director of Renewable and Alternative Power

Southern California Edison Company

P.O. Box 800

2244 Walnut Grove Avenue

Rosemead, CA 91770

RE:    Installation of the William R. Gould Power Plant and Sale of Power to SCPPA

Dear Mr. Hemphill:

I am writing this letter on behalf of OrCal Geothermal Inc. (“OrCal”) to request Southern California Edison Company’s (“Edison”) confirmation of certain matters related to the new William R. Gould Power Plant (“Gould Plant”). By way of background, OrCal’s lenders hold as security certain assets, including (i) the Power Purchase Contract between Southern California Edison Company (“Edison”) and Heber Geothermal Company (“HGC”), executed on August 26, 1983, as amended by Amendment No. 1 to the Power Purchase Contract, executed as of December 11, 1984, and Amendment No. 2 to the Power Purchase Contract, executed as of August 7, 1995 (“HGC PPA”); and (ii) the Power Purchase Contract between Edison and Second Imperial Geothermal Company (“SIGC”), executed on August 16, 1985, as amended by Amendment No. 1 to the Power Purchase Contract, executed as of October 23, 1987, Amendment No. 2 to the Power Purchase Contract, executed as of July 27, 1990, and Amendment No. 3 to the Power Purchase Contract, executed as of November 24, 1992 (“SIGC PPA”).

As we have discussed, OrHeber 2 Inc., an affiliate of OrCal, plans to install and own the Gould Plant. The Gould Plant is comprised of geothermal generating units located at or near the site of the HGC facility that sells its power to Edison pursuant to the HGC PPA

Appendix K	Draft Letter and Specifications for Gould Facility

Southern California Edison

(“HGC Facility”) and a geothermal generating unit located at or near the site of the SIGC facility that sells its power to Edison pursuant to the SIGC PPA (“SIGC Facility”). A technical description of the Gould Plant, and its interconnection and metering arrangements is attached hereto. OrHeber 2 Inc. will sell the combined output from the Gould Plant units, in excess of various site requirements, to the Southern California Public Power Authority (“SCPPA”).

OrCal and OrHeber 2 Inc. request that Edison confirm in writing our prior discussions that the installation and continued operation of the Gould Plant in accordance with the specifications attached hereto, and the sale of the output therefrom to SCPPA, does not constitute a default under either the Heber PPA or the SIGC PPA. Similarly, OrCal and OrHeber 2 Inc. request Edison to confirm that the Gould Plant is not considered to be part of the generating facilities covered by either the HGC PPA or the SIGC PPA. Your signature below will confirm the foregoing; provided that, Edison will fully reserve its rights to withdraw its confirmation of the foregoing: (i) in the event that that the Gould Plant is not operated in accordance with the attached specifications; or (ii) in the event of any amendments or modifications to the Heber PPA or the SIGC PPA, and further fully reserves its rights to seek to apply to the Heber PPA, the Heber Facility, the SIGC PPA and/or the SIGC Facility any decisions(s) by any court, the Federal Energy Regulatory Commission or other governmental authority related to the issues in the appeal currently pending before the U.S. Court of Appeals for the District of Columbia Circuit, SCE v. FERC, Case No. 04-1396. Edison shall have the right, at reasonable times, upon reasonable advance notice and in accordance with reasonable plant safety and security protocols, to inspect the HGC Facility, SIGC Facility and Gould Plant from time to time for the purpose of monitoring compliance with the attached specifications.

Thank you very much for your assistance and cooperation with this matter.

Very truly yours,

Hezy Ram

SOUTHERN CALIFORNIA EDISON COMPANY
By:
Stuart Hemphill, Director of Renewable and Alternative Power
cc:	Bruce McCarthy Joseph Karp

Appendix K	Draft Letter and Specifications for Gould Facility

Southern California Edison

APPENDIX K

SPECIFICATIONS FOR GOULD FACILITY

The proposed Gould Generating Facility will consist of two plants, Gould 1 and Gould 2 and will operate in parallel with two geothermal plants currently selling their entire output to Edison as qualifying facilities identified as follows.

1.	Heber	QF 3001
2.	Second Imperial	QF 3021

These specifications describe equipment and administrative procedures that must be installed and implemented to ensure that energy created by the Gould plant is accounted for separately, that it will not be intermingled with the QF energy accounting for the Heber and Second Imperial Projects, and that Gould plant operation will not disadvantage energy production from the existing QF units.

These specifications also describe various wells, cooling towers and pumps associated with QF 3001, QF 302l and the Gould plant. It is acknowledged that these items may be replaced, modified or supplemented with additional equipment in the ordinary course of business (for example, as field conditions, technology or equipment operating parameters change over time) and that such changes will not be considered to be inconsistent with these specifications.

QF 3001 is located at “portion of the East half of Tract 45, APN 054-250-36-01, 20 acres, Township 16 South, Range 14 East, SBB&M”. The address is 895 Pitzer Road, Heber, California. QF 3001 is comprised of one (1) Mitsubishi 52 MW turbine generator, eleven (11) production wells, nineteen (19) injection wells, six (6) cell Marley counter flow cooling tower, two (2) 900 hp main circulating water pumps, four (4) 900 hp brine return booster pumps and three (3) 3500 hp injection pumps.

Appendix K	Draft Letter and Specifications for Gould Facility

Southern California Edison

The 11 artesian flow directionally drilled production wells with no pumps installed are located on an island adjacent to the facility and are dedicated to QF 3001. The injection wells and pumps associated with QF 3001 are supplied by the QF 3001 project. There is no installed backup power or capability to supply the injection pump power from any other source other than the QF 3001 facility.

QF 3021 is located at “portion of the East half of Tract 44, APN 054-250-31-01, 39.99 Acres, Township 16 South, Range 14 East, SBB&M”. The address is 855 Dogwood Road, Heber, California. QF 3021 is comprised of six (6) Ormat Energy Converter (OEC) 4.5 MW turbine generators and six (6) 3.5 MW OEC turbine generators for a total of 48 MW nameplate, twelve (12) production wells with 800 hp down hole pumps, eleven (11) injection wells, two (2) Hamon six (6) cell counter flow cooling towers, six (6) 450 hp main cooling water pumps and five (5) 700 hp injection pumps.

The production wells associated with QF 3021 can be supplied either from the QF 3021 project or from the Gould 2 project. The 13.2kv feeders for the production pumps supplied by the Gould 2 project, and previously supplied by the IID, are located on the 1200 amp bus connecting the Gould 2 generator to the IID Heber Imperial Substation. Synchronized transfer switches for the production pumps allow for switching between the Gould 2 13.2kv source and the Heber 2 13.8kv source. QF 3021 does not utilize any injection pumps in order to inject its geothermal brine into the injection wells.

The Gould plant located near QF 3001 (Gould 1) shall consist of one (1) 7 MW OEC turbine generator, one (1) 3.5 MW OEC turbine generator and one (1) OEC turbine driving mechanically a 3000 hp booster pump and four (4) cell Marley counter flow cooling tower with three (3) 350 hp main cooling water pumps. There are no production or injection wells for Gould 1. The heat source for Gould 1 is the injected brine, at nominally 212 F, from Heber 1.

Energy from this plant shall pass through the existing revenue meter and will be counted with the QF 3001 energy. To provide for the separation of energy from these two sources, new

Appendix K	Draft Letter and Specifications for Gould Facility

Southern California Edison

revenue metering shall be installed at the Gould 1 facility. IID shall subtract the Gould energy from the total measured at the existing revenue meter. Ormat shall add an additional set of test switches to the Gould facility metering PT and CT circuits and provide adequate panel space to enable SCE to add their own revenue meter. Ormat shall install and maintain a dedicated analog telephone line within the metering cabinet to provide for reading the meter. The meter shall be a Landis Gyr model 2510 or equivalent. The meter and socket shall be supplied and maintained by SCE. SCE shall be provided access to the meter for reading and maintenance.

The Gould plant located near QF 3021 (Gould 2) shall consist of one (1) 16MW OEC turbine generator and three (3) cell Marley counter flow cooling tower with three (3) 300 hp main cooling water pumps.

The energy from this plant shall be delivered to the IID system through an interconnection which is separate from the interconnection supporting QF 3021. The interconnection which shall be used for the Gould 2 plant is currently used part of the time to supply the needs for the field production pumping load for 3021. The interconnection for QF 3021 can also be connected to the field production pumping load associated with 3021. In general, the pumps are not simultaneously connected to both interconnections except for a few seconds during switching. Ormat shall install logic in their control system to prevent the systems being interconnected for more than 1.5 seconds for switching to prevent the intermingling of energy between the systems. Ormat shall provide the logic diagrams and wiring diagrams (if applicable) to SCE and shall forward changes and updates as they occur in the future as long as the plants are physically capable of cross feeding energy. Ormat shall provide access to SCE to examine the operation of the system and shall demonstrate the proper operation of the logic to prevent anything other than momentary interconnection of the systems on request.

Appendix K	Draft Letter and Specifications for Gould Facility